CREDIT AGREEMENT

dated as of November 14, 2011

among

LANDAUER, INC.

GLOBAL PHYSICS SOLUTIONS, INC.

as the Borrowers

THE VARIOUS FINANCIAL INSTITUTIONS PARTY HERETO,

as Lenders,

and

BMO HARRIS BANK N.A.

as Administrative Agent

PNC BANK, NATIONAL ASSOCIATION,
as Syndication Agent

U.S. BANK NATIONAL ASSOCIATION and
FIFTH THIRD BANK
as Co-Documentatation Agents

BMO CAPITAL MARKETS, and
PNC CAPITAL MARKETS, LLC

as Co-Lead Arrangers

BMO CAPITAL MARKETS,
as Sole Book Runner

CREDIT AGREEMENT

THIS CREDIT AGREEMENT dated as of November 14, 2011 (this “Agreement”) is entered into among Landauer, Inc., a Delaware corporation (“Landauer”) and Global Physics Solutions, Inc., a Delaware corporation (“GPS”, Landauer and GPS being hereinafter collectively referred to as the “Borrowers” and individually as a “Borrower”), the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the “Lenders”) and BMO Harris Bank N.A. (in its individual capacity, “BMO”), as administrative agent for the Lenders.

The Lenders have agreed to make available to the Borrowers a revolving credit facility (which includes letters of credit) upon the terms and conditions set forth herein.

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

section 1    DEFINITIONS.

1.1.            Definitions. When used herein the following terms shall have the following meanings:

Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the Capital Securities of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

Administrative Agent means BMO in its capacity as administrative agent for the Lenders hereunder and any successor thereto in such capacity.

Affected Loan - see Section 8.3.

Affiliate of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any officer or director of such Person and (c) with respect to any Lender, any entity administered or managed by such Lender or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, neither the Administrative Agent nor any Lender shall be deemed an Affiliate of any Loan Party.

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Agent Fee Letter means the fee letter dated as of October 19, 2011 between Landauer and the Administrative Agent.

Agreement - see the Preamble.

Applicable Margin means, for any day, the rate per annum set forth below opposite the level (the “Level”) then in effect, it being understood that the Applicable Margin for (i) LIBOR Loans shall be the percentage set forth under the column “LIBOR Margin”, (ii) Base Rate Loans shall be the percentage set forth under the column “Base Rate Margin”, (iii) the Non-Use Fee Rate shall be the percentage set forth under the column “Non-Use Fee Rate” and (iv) the L/C Fee shall be the percentage set forth under the column “L/C Fee Rate”:

Level	Leverage Ratio	LIBOR Margin	Base Rate Margin	Non-Use Fee Rate	L/C Fee Rate
I	Greater than or equal to 2.50:1.00	2.75%	1.75%	.350%	2.75%
II	Greater than or equal to 2.00:1.00 but less than 2.50:1.00	2.50%	1.50%	.325%	2.50%
III	Greater than or equal to 1.50:1.00 but less than 2.00:1	2.00%	1.00%	.300%	2.00%
IV	Greater than or equal to 1.00:1.00 but less than 1.50:1.00	1.50%	.50%	.250%	1.50%
V	Less than 1.00:1.00	1.25%	.25%	.200%	1.25%

The LIBOR Margin, the Base Rate Margin, the Non-Use Fee Rate and the L/C Fee Rate shall be adjusted, to the extent applicable, on the fifth (5th) Business Day after the Borrowers provide or are required to provide the annual and quarterly financial statements and other information pursuant to Sections 10.1.1 or 10.1.2, as applicable, and the related Compliance Certificate, pursuant to Section 10.1.3. Notwithstanding anything contained in this paragraph to the contrary, (a) if the Borrowers fail to deliver the financial statements and Compliance Certificate in accordance with the provisions of Sections 10.1.1, 10.1.2 and 10.1.3, the LIBOR Margin, the Base Rate Margin, the Non-Use Fee Rate and the L/C Fee Rate shall be based upon Level I above beginning on the date such financial statements and Compliance Certificate were required to be delivered until the fifth (5th) Business Day after such financial statements and Compliance Certificate are actually delivered, whereupon the Applicable Margin shall be determined by the then current Level; (b) no reduction to any Applicable Margin shall become effective at any time when an Event of Default or Unmatured Event of Default has occurred and is continuing; and (c) the initial Applicable Margin on the Closing Date shall be based on Level I until the date on which the financial statements and Compliance Certificate are required to be delivered for the Fiscal Quarter ending December 31, 2011.

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Approved Fund means any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Assignee - see Section 15.6.1.

Assignment Agreement - see Section 15.6.1.

Attorney Costs means, with respect to any Person, all reasonable fees and charges of any counsel to such Person and all court costs and similar legal expenses.

Bank Product Agreements means the agreements entered into from time to time between any Loan Party and a Lender or its Affiliates in connection with any of the Bank Products.

Bank Product Obligations means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Loan Parties to any Lender or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Loan Party is obligated to reimburse to the Administrative Agent or any Lender as a result of the Administrative Agent or such Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to the Loan Parties pursuant to the Bank Product Agreements.

Bank Products means any service or facility extended to any Loan Party by any Lender or its Affiliates including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions or (f) cash management, including controlled disbursement, accounts or services.

Base Rate means, for any day, the greatest of (a) the Federal Funds Rate for such day plus 0.5%, (b) the Prime Rate in effect on such day and (c) the LIBO Rate for deposits in Dollars for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that, for avoidance of doubt, the LIBO Rate for any Business Day shall be the rate appearing on the Reuters Screen LIBOR01 Page (or any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day.

Base Rate Loan means any Loan which bears interest at or by reference to the Base Rate.

Base Rate Margin - see the definition of Applicable Margin.

BMO - see the Preamble.

Borrower - see the Preamble.

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BSA - see Section 10.4.

Business Day means any day that is not a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois are authorized or required by law to remain closed and, in the case of a Business Day which relates to a LIBOR Loan or a determination of LIBO Rate for purposes of the determination of the Base Rate , the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of Landauer and its Subsidiaries, including expenditures in respect of Capital Leases, but excluding expenditures made in connection with the replacement, substitution or restoration of assets (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

Capital Securities means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a Trust, interests in other unincorporated organizations or any other equivalent of such ownership interest.

Cash Collateralize means to deliver cash collateral to the Administrative Agent, to be held as cash collateral for outstanding Letters of Credit, pursuant to documentation satisfactory to the Administrative Agent. Derivatives of such term have corresponding meanings.

Cash Equivalent Investment means, at any time, (a) any evidence of Debt issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-l by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or P-l by Moody’s Investors Service, Inc., (c) any certificate of deposit, time deposit or banker’s acceptance, maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by any Lender or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000), (d) any repurchase agreement entered into with any Lender (or commercial banking institution of the nature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation

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of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder and (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, and (f) other short term liquid investments approved in writing by the Administrative Agent.

Change of Control means the occurrence of any of the following events: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Capital Securities representing more than 30% of the aggregate issued and outstanding Capital Securities of Landauer entitled to vote for the members of the board of directors or equivalent governing body of Landauer on a fully diluted basis (and, taking into account all such Capital Securities that such Person or group has the right to acquire pursuant to any option right; (b) Landauer shall cease to, directly or indirectly, own and control 100% of each class of the outstanding Capital Securities of each wholly-owned Subsidiary other than an Inactive Subsidiary or (c) Landauer shall cease to directly or indirectly, own and control more than 50% of the outstanding Capital Securities of any other Subsidiary other than an Inactive Subsidiary; provided that any transaction otherwise expressly permitted under this Agreement shall not constitute a Change of Control for purposes hereof.

Closing Date - see Section 12.1.

Code means the Internal Revenue Code of 1986.

Collateral means any and all assets and rights and interests in and to property, whether real or personal, tangible or intangible, in which a Lien is granted pursuant to the Collateral Documents, other than Excluded Assets.

Collateral Documents means, collectively, the Guaranty and Security Agreement, each Negative Pledge Agreement and any other agreement or instrument pursuant to which any Borrower, any Subsidiary or any other Person grants or purports to grant collateral to the Administrative Agent for the benefit of the Lenders or otherwise relates to such collateral.

Commitment means, as to any Lender, such Lender’s commitment to make Loans, and to issue or participate in Letters of Credit, under this Agreement. The initial amount of each Lender’s commitment to make Loans is set forth on Annex A.

Compliance Certificate means a Compliance Certificate in substantially the form of Exhibit B.

Computation Period means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

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Consolidated Net Income means, with respect to Landauer and its Subsidiaries for any period, the consolidated net income (or loss) of the Landauer and its Subsidiaries for such period as determined in accordance with GAAP.

Contingent Liability means, with respect to any Person, each obligation and liability of such Person and all such obligations and liabilities of such Person incurred pursuant to any agreement, undertaking or arrangement by which such Person: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

Controlled Group means all members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with any Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

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Debt of any Person means, without duplication, (a) all indebtedness of such Person, (b) all borrowed money of such Person, whether or not evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (e) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided that if such Person has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured at the fair market value of such property securing such indebtedness at the time of determination, (f) all obligations, contingent or otherwise, with respect to the face amount of all standby or performance letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), (g) all Hedging Obligations of such Person, (h) all Contingent Liabilities of such Person, (i) all Debt of any partnership of which such Person is a general partner and (j) any Capital Securities or other equity instrument, whether or not mandatorily redeemable, that under GAAP is characterized as debt, whether pursuant to financial accounting standards board issuance No. 150 or otherwise. For purposes of determining Debt, the amount of Hedging Obligations of any Person at any time shall be the maximum aggregate amount (after giving effect to any netting agreements) that such Person would be required to pay if such Hedging Obligations were terminated at such time.

Defaulting Lender means any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within two (2) Business Days of the date required to be funded by it hereunder, (b) has notified the Borrowers, the Administrative Agent, the Issuing Lender or the Swing Line Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within two (2) Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its obligations hereunder to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Line Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, unless the subject of a good faith dispute or (e) has, or has a direct or indirect parent company that has, (i) become the subject of any bankruptcy or insolvency proceeding, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment.

Dollar and the sign “$” mean lawful money of the United States of America.

Domestic Subsidiary means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.

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EBITDA means, for any period, the sum for such period of: (a) Consolidated Net Income, plus (b) to the extent deducted in determining such Consolidated Net Income, (i) Interest Expense, (ii) federal and state income taxes, (iii) all amounts treated as expense for depreciation and amortization (the sum of all foregoing items constituting “Unadjusted EBITDA”), all as reflected on Landauer’s consolidated financial statements as determined in accordance with GAAP, (iv) all extraordinary or non-recurring losses and expenses as well as other non-cash charges, including restructuring charges, fees associated with mergers and Acquisitions, impairment charges, non-recurring foreign exchange valuation adjustments and equity compensation expense, provided that the aggregate of such losses, expenses and charges cannot exceed 15% of Unadjusted EBITDA for Fiscal Year 2012 or 10% of Unadjusted EBITDA for all Fiscal Years thereafter (subject to variances acceptable to the Administrative Agent in excess of such limits), and (v) expenses incurred in connection with the IZI Acquisition, not subject to the caps in clause (b)(iv) hereof, minus (c) any item of extraordinary gain as defined by GAAP, including that portion of Consolidated Net Income arising from the sale of assets outside the ordinary course of business. Notwithstanding the foregoing, for the quarters ending March 31, 2011, June 30, 2011 and September 30, 2011, EBITDA shall be $15,082,000, $11,276,000 and $10,885,000, respectively.

Environmental Claims means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

Environmental Laws means all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.

ERISA means the Employee Retirement Income Security Act of 1974.

Event of Default means any of the events described in Section 13.1.

Excluded Assets means (a) real property and any leasehold interests in real property, (b) assets subject to a Lien securing Capital Lease obligations or purchase money debt obligations, in each case permitted under this Agreement, if the contract or other agreement in which such Lien is granted prohibits the creation of any other Lien on such assets (other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other applicable law); provided that such asset (i) will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and (ii) will cease to be an Excluded Asset and will become subject to the Lien granted hereunder, immediately and automatically, at such time as such consequences will no longer result, (c) any lease, license, permit, contract, property right or agreement with a value of more than $1,000,000 to which any Loan Party is a party or any of

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its rights or interests thereunder if and only for so long as the grant of a Lien hereunder is prohibited by any law, rule or regulation or will constitute or result in a breach, termination or default, or requires any consent not obtained, under any such lease, license, contract, property right or agreement (other than to the extent that any such applicable law, rule, regulation or term would be rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other applicable law); provided that such lease, license, permit, contract, property right or agreement will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Lien granted hereunder, immediately and automatically, at such time as such consequences will no longer result, and (d) any portion of the issued and outstanding Equity Interests of a Subsidiary not required to be subject to a perfected lien in favor of the Administrative Agent in accordance with the Loan Documents.

Excluded Taxes means (a) taxes based upon, or measured by, the Lender’s or Administrative Agent’s (or a branch of the Lender’s or Administrative Agent’s) overall net income, overall net receipts, or overall net profits (including franchise taxes imposed in lieu of such taxes), but only to the extent such taxes are imposed by a taxing authority (i) in a jurisdiction in which such Lender or Administrative Agent is organized, (ii) in a jurisdiction which the Lender’s or Administrative Agent’s principal office is located, or (iii) in a jurisdiction in which such Lender’s or Administrative Agent’s lending office (or branch) in respect of which payments under this Agreement are made is located (b) in the case of a Foreign Lender (other than an assignee pursuant to a request from the Borrowers pursuant to Section 15.1), United States Federal withholding taxes imposed on amounts payable to or for the account of such Foreign Lender under this Agreement pursuant to a law in effect on the date on which (i) such Foreign Lender becomes a party to this Agreement or (ii) such Foreign Lender changes its lending office, except in each case to the extent that, pursuant to Section 7.6, amounts with respect to such taxes were payable either to such Foreign Lender’s assignor immediately before such Foreign Lender became a party hereto or to such Foreign Lender immediately before it changed its lending office, (c) taxes attributable to such Lender’s failure to comply with Section 7.6(e) and (d) any United States Federal withholding taxes imposed by FATCA.

FATCA means Sections 1471 through 1474 of the Code, the United States Treasury Regulations promulgated thereunder and published guidance with respect thereto.

Federal Funds Rate means, for any day, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent. The Administrative Agent’s determination of such rate shall be binding and conclusive absent manifest error.

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Fiscal Quarter means a fiscal quarter of a Fiscal Year.

Fiscal Year means the fiscal year of Landauer and its Subsidiaries, which period shall be the 12-month period ending on September 30th of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., “Fiscal Year 2010”) refer to the Fiscal Year ending on September 30, 2010.

Fixed Charge Coverage Ratio means, for any Computation Period, the ratio of (a) the total for such period of EBITDA minus all unfinanced Capital Expenditures for such period to (b) the sum for such period of (i) cash Interest Expense plus (ii) scheduled payments of principal of Debt (excluding the Revolving Loans) plus Restricted Payments made in cash plus income taxes paid in cash.

Foreign Lender means any Lender that is organized under the laws of a jurisdiction other than that in which a Borrower is resident for tax purposes (including such a Lender when acting in the capacity of the Issuing Bank). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

Foreign Subsidiary means a Subsidiary that is not a Domestic Subsidiary.

FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

Funded Debt means at any time and for any Person, determined for such Person and its Subsidiaries on a consolidated basis in accordance with GAAP the sum of the following, without duplication: (i) Debt for borrowed money, (ii) obligations under Capital Leases and (iii) purchase money Debt.

GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the Securities and Exchange Commission, which are applicable to the circumstances as of the date of determination.

GPS-see the Preamble.

Group - see Section 2.2.1.

Guaranty and Security Agreement means the Guaranty and Security Agreement dated as of the date hereof executed and delivered by the Loan Parties, together with any joinders thereto and any other guaranty and/or security agreement executed by a Loan Party, in each case in form and substance satisfactory to the Administrative Agent.

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Hazardous Substances means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, radon gas and mold; (b) any chemicals, materials, pollutant or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous substances”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or release of which is prohibited, limited or regulated by any governmental authority or for which any duty or standard of care is imposed pursuant to, any Environmental Law.

Hedging Agreement means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

Hedging Obligation means, with respect to any Person, any liability of such Person under any Hedging Agreement.

Inactive Subsidiary means any Subsidiary which (a) represents less than 5% of the consolidated assets of the Borrowers and their Subsidiaries and (b) is responsible for less than 5% of the consolidated net revenue of the Borrowers and their Subsidiaries, in each case as determined and reflected in the most recent financial statements of the Borrowers delivered pursuant hereto and in the case of clause (b) for the Computation Period most recently ended.

Indemnified Liabilities - see Section 15.18.

Indemnified Taxes means Taxes other than Excluded Taxes.

Interest Expense means for any period the consolidated interest expense of Landauer and its Subsidiaries for such period (including all imputed interest on Capital Leases) computed in accordance with GAAP.

Interest Period means, as to any LIBOR Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a LIBOR Loan and ending on the date one, two, three or six months thereafter as selected by the Borrowers pursuant to Section 2.2.2 or 2.2.3, as the case may be; provided that:

(a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

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(c) the Borrowers may not select any Interest Period for a Revolving Loan which would extend beyond the scheduled Termination Date; and

(d) the Borrowers may not select any Interest Period for a Revolving Loan if, after giving effect to such selection, the aggregate principal amount of all Revolving Loans having Interest Periods ending after any date on which a mandatory reduction of the Revolving Commitments is scheduled to occur would exceed the aggregate principal amount of the Revolving Loans outstanding after giving effect to such reduction.

Investment means, with respect to any Person, any investment in another Person, whether by acquisition of any debt or Capital Security, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business) or by making an Acquisition.

Issuing Lender means BMO, in its capacity as the issuer of Letters of Credit hereunder, or any Affiliate of BMO that may from time to time issue Letters of Credit, and their successors and assigns in such capacity.

IZI means IZI Medical Products, LLC, a Delaware limited liability company.

IZI Acquisition Agreements means the Securities Purchase Agreement dated as of November 14, 2011 by and among Landauer as Buyer, IZI Holdings, LLC, a Delaware limited liability company, as Seller and certain members of the Seller for the limited purposes therein described, together with all other agreements executed and delivered in connection therewith.

IZI Acquisition means the transactions contemplated by the IZI Acquisition Agreements.

Landauer- see the Preamble.

Laws means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any governmental authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case whether or not having the force of law.

L/C Application means, with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by the Issuing Lender at the time of such request for the type of letter of credit requested.

L/C Fee Rate - see the definition of Applicable Margin.

L/C Obligations means at any time, the aggregate Stated Amount of all Letter of Credit.

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Lender - see the Preamble. References to the “Lenders” shall include the Issuing Lender; for purposes of clarification only, to the extent that BMO (or any successor Issuing Lender) may have any rights or obligations in addition to those of the other Lenders due to its status as Issuing Lender, its status as such will be specifically referenced. In addition to the foregoing, for the purpose of identifying the Persons entitled to share in the Collateral and the proceeds thereof under, and in accordance with the provisions of, this Agreement and the Collateral Documents, the term “Lender” shall include Affiliates of a Lender providing a Bank Product.

Lender Party - see Section 15.18.

Lending Installation means with respect to a Lender or the Administrative Agent, the office, branch, subsidiary of affiliate of such Lender or Administrative Agent listed on Annex B hereto or otherwise selected by such Lender or Administrative Agent pursuant to the terms hereof.

Letter of Credit - see Section 2.1.2.

Leverage Ratio means, as of the last day of any Fiscal Quarter, the ratio of (a) Total Funded Debt as of such day to (b) EBITDA for the Computation Period ending on such day.

LIBO Rate means a rate per annum determined by the Administrative Agent in accordance with the following formula:

LIBO Rate = LIBOR / 100% - Reserve Percentage

“Reserve Percentage” means the maximum reserve percentage, expressed as a decimal, at which reserves (including, without limitation, any emergency, marginal, special, and supplemental reserves) are imposed by the Board of Governors of the Federal Reserve System (or any successor) on “eurocurrency liabilities”, as defined in such Board’s Regulation D (or any successor thereto), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the LIBOR Loans shall be deemed to be “eurocurrency liabilities” as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D. The Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage. “LIBOR” means, for each Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) at which deposits in Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by three (3) or more major banks in the interbank eurodollar market selected by the Administrative Agent for a period equal to such Interest Period and in an amount equal or comparable to the applicable LIBOR Loan scheduled to be outstanding from the Administrative Agent during such Interest Period. “LIBOR Index Rate” means, for any

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Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in Dollars for a period equal to such Interest Period, which appears on the LIBOR01 Page as of 11:00 a.m. (London, England time) on the day that is two (2) Business Days before the commencement of such Interest Period. “LIBOR01 Page” means the display designated as “LIBOR01 Page” on the Reuters Service (or such other page as may replace the LIBOR01 Page on that service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for Dollar deposits). The Administrative Agent’s determination of the LIBO Rate shall be conclusive, absent manifest error.

LIBOR Loan means any Loan which bears interest at a rate determined by reference to the LIBO Rate.

LIBOR Margin - see the definition of Applicable Margin.

LIBOR Office means with respect to any Lender the office or offices of such Lender which shall be making or maintaining the LIBOR Loans of such Lender hereunder. A LIBOR Office of any Lender may be, at the option of such Lender, either a domestic or foreign office.

Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

Loan Documents means this Agreement, the Notes, the Letters of Credit, the L/C Applications, the Agent Fee Letter, the Collateral Documents, Subordination Agreements and all documents, instruments and agreements delivered in connection with the foregoing.

Loan Party means the Borrowers and each Domestic Subsidiary (other than an Inactive Subsidiary).

Loan or Loans means, as the context may require, Revolving Loans and/or Swing Line Loans.

Margin Stock means any “margin stock” as defined in Regulation U.

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Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the financial condition, results of operations, assets, or business of the Loan Parties taken as a whole, (b) a material impairment of the ability of any Loan Party to perform any of the Obligations under any Loan Document or (c) a material adverse effect upon any substantial portion of the Collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document.

Multiemployer Pension Plan means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Borrower or any other member of the Controlled Group may have any liability.

Negative Pledge Agreement means a negative pledge agreement reasonably acceptable to the Administrative Agent.

Net Worth means, as of any date, total assets less total liabilities of Landauer and its Subsidiaries calculated on a consolidated basis in accordance with GAAP.

Non-Use Fee Rate - see the definition of Applicable Margin.

Note means a promissory note substantially in the form of Exhibit A.

Notice of Borrowing - see Section 2.2.2.

Notice of Conversion/Continuation - see Section 2.2.3.

Obligations means all obligations (monetary (including post-petition interest, allowed or not) or otherwise) of any Loan Party under this Agreement and any other Loan Document including Attorney Costs and any reimbursement obligations of each Loan Party in respect of Letters of Credit, all Hedging Obligations permitted hereunder which are owed to any Lender or its Affiliate or Administrative Agent, and all Bank Products Obligations, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

OFAC - see Section 10.4.

Offered Rate-see Section 2.2.4(a).

Offered Rate Loan means a Swing Line Loan which bears interest at an Offered Rate.

Other Taxes means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

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Participant - see Section 15.6.2.

Pension Plan means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of ERISA (other than a Multiemployer Pension Plan), and as to which any Loan Party or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

Permitted Lien means a Lien expressly permitted hereunder pursuant to Section 11.2.

Person means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

Prime Rate means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its prime rate (whether or not such rate is actually charged by the Administrative Agent), which is not intended to be the Administrative Agent’s lowest or most favorable rate of interest at any one time. Any change in the Prime Rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change; provided that the Administrative Agent shall not be obligated to give notice of any change in the Prime Rate.

Pro Rata Share means at any time with respect to any Lender (x) prior to the Revolving Commitments being terminated or reduced to zero, the percentage obtained by dividing (i) such Lender’s Revolving Commitment at such time, by (ii) the aggregate Revolving Commitments of all Lenders at such time and (y) from and after the time the Revolving Commitments have been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate principal amount of such Lender’s Revolving Outstandings at such time (after settlement and repayment of all Swing Line Loans by the Lenders) by (ii) the aggregate principal amount of all Revolving Outstandings at such time.

Refunded Swing Line Loan - see Section 2.2.4(c).

Regulation D means Regulation D of the FRB.

Regulation U means Regulation U of the FRB.

Replacement Lender - see Section 8.7(b).

Reportable Event means a reportable event as defined in Section 4043 of ERISA and the regulations issued thereunder as to which the PBGC has not waived the notification requirement of Section 4043(a), or the failure of a Pension Plan to meet the minimum funding standards of Section 412 of the Code (without regard to whether the Pension Plan is a plan described in Section 4021(a)(2) of ERISA) or under Section 302 of ERISA.

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Required Lenders means, as of any date of determination, (a) if there are two (2) or fewer Lenders at such date, Lenders having 100% of the Commitments or, if the Commitments have been terminated pursuant to Section 13.2, Lenders holding in the aggregate 100% of the Revolving Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); or (b) if there are more than two (2) Lenders at such date, three (3) or more Lenders having, in the aggregate, more than 50% of the Commitments or, if the Commitments have been terminated pursuant to Section 13.2, three (3) or more Lenders holding in the aggregate more than 50% of the Revolving Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Revolving Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

Restricted Payments means any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Securities in any Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Securities in any Borrower or any Subsidiary or any option, warrant or other right to acquire any such Capital Securities in any Borrower or any Subsidiary.

Revolving Commitments means, as of the Closing Date, $175,000,000, as reduced or increased from time to time pursuant to the terms hereof.

Revolving Credit Exposure means, as to any Lender at any time, the sum of (a) the aggregate principal amount of its Revolving Loans outstanding at such time, plus (b) an amount equal to its Pro Rata Share of the principal amount of Swing Line Loans outstanding at such time, plus (c) an amount equal to its Pro Rata Share of the L/C Obligations at such time.

Revolving Loan - see Section 2.1.1.

Revolving Outstandings means, at any time, the sum of the aggregate principal amount of (a) all outstanding Revolving Loans, plus (b) all outstanding L/C Obligations.

SEC means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.

Senior Officer means, with respect to any Loan Party, any of the chief executive officer, the chief financial officer, the chief operating officer or the treasurer of such Loan Party.

Stated Amount means, with respect to any Letter of Credit at any date of determination, (a) the maximum aggregate amount available for drawing thereunder under any and all circumstances plus (b) the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

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Subordinated Debt means any unsecured Debt of any Borrower which has subordination terms, covenants, pricing and other terms which have been approved in writing by the Required Lenders in the case of any issuance of such Debt in the amount of more than $1,000,000 and by the Administrative Agent in all other cases.

Subordinated Debt Documents means all documents and instruments relating to the Subordinated Debt and all amendments and modifications thereof approved by the Administrative Agent.

Subordination Agreements means all subordination agreements executed by a holder of Subordinated Debt in favor of the Administrative Agent and the Lenders from time to time after the Closing Date in form and substance and on terms and conditions satisfactory to Administrative Agent.

Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Landauer.

Swing Line Availability means the lesser of (a) the Swing Line Commitment Amount and (b) Revolving Commitments (less Revolving Outstandings at such time).

Swing Line Commitment Amount means $10,000,000, as reduced from time to time pursuant to Section 6.1, which commitment constitutes a subfacility of the Revolving Commitment of the Swing Line Lender.

Swing Line Lender means BMO.

Swing Line Loan - see Section 2.2.4.

Taxes means any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing, but excluding Excluded Taxes.

Termination Date means the earlier to occur of (a) November 9, 2016 or (b) such other date on which the Commitments terminate pursuant to Section 6 or Section 13.

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Termination Event means, with respect to a Pension Plan that is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of any Loan Party or any other member of the Controlled Group from such Pension Plan during a plan year in which such Loan Party or any other member of the Controlled Group was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA, (c) the termination of such Pension Plan, the filing of a notice of intent to terminate the Pension Plan or the treatment of an amendment of such Pension Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Pension Plan or (e) any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Pension Plan.

Total Funded Debt means all Funded Debt of Landauer and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

Total Plan Liability means, at any time, the present value of all vested and unvested accrued benefits under all Pension Plans, determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

type - see Section 2.2.1.

UCC is defined in the Guaranty and Security Agreement.

Unfunded Liability means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Pension Plans exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

Unmatured Event of Default means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

Wholly-Owned Subsidiary means, as to any Person, a Subsidiary all of the Capital Securities of which (except directors’ qualifying Capital Securities) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

1.2.            Other Interpretive Provisions.

(a)            The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)           Section, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)            The term “including” is not limiting and means “including without limitation.”

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(d)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”

(e)            Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(f)             This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

(g)            This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Borrowers, the Lenders and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Administrative Agent or the Lenders merely because of the Administrative Agent’s or Lenders’ involvement in their preparation.

section 2    COMMITMENTS OF THE LENDERS; BORROWING, CONVERSION AND LETTER OF CREDIT PROCEDURES.

2.1.            Commitments.  On and subject to the terms and conditions of this Agreement, each of the Lenders, severally and for itself alone, agrees to make loans to, and to issue or participate in letters of credit for the account of, the Borrowers as follows:

2.1.1        Revolving Commitment.  Each Lender with a Revolving Commitment agrees to make loans on a revolving basis (“Revolving Loans”) from time to time until the Termination Date in such Lender’s Pro Rata Share of such aggregate amounts as the Borrowers may request from all Lenders; provided that the Revolving Outstandings will not at any time exceed Revolving Commitments (less the amount of any Swing Line Loans outstanding at such time).

2.1.2        L/C Commitment.  Subject to Section 2.3.1, the Issuing Lender agrees to issue letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the Issuing Lender (each, a “Letter of Credit”), at the request of and for the account of any Borrower from time to time before the scheduled Termination Date and, as more fully set forth in Section 2.3.2, each Lender agrees to purchase a participation in each such Letter of Credit; provided that (a) the outstanding L/C Obligations shall not at any time exceed $10,000,000 and (b) the sum of the total Revolving Credit Exposures shall not at any time exceed the Revolving Commitments.

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2.2.            Loan Procedures.

2.2.1        Various Types of Loans.  Each Revolving Loan shall be, either a Base Rate Loan or a LIBOR Loan (each a “type” of Loan), as the Borrowers shall specify in the related notice of borrowing or conversion pursuant to Section 2.2.2 or 2.2.3. LIBOR Loans having the same Interest Period which expire on the same day are sometimes called a “Group” or collectively “Groups”. Base Rate Loans and LIBOR Loans may be outstanding at the same time. All borrowings, conversions and repayments of Revolving Loans shall be effected so that each Lender will have a ratable share (according to its Pro Rata Share) of all types and Groups of Loans.

2.2.2        Borrowing Procedures.  The Borrowers shall give written notice (each such written notice, a “Notice of Borrowing”) substantially in the form of Exhibit D or telephonic notice (followed immediately by a Notice of Borrowing) to the Administrative Agent of each proposed borrowing not later than (a) in the case of a Base Rate borrowing, 11:00 A.M., Chicago time, on the proposed date of such borrowing, and (b) in the case of a LIBOR borrowing, 11:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Administrative Agent, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a LIBOR borrowing, the initial Interest Period therefor. Promptly upon receipt of such notice, the Administrative Agent shall advise each Lender thereof. Not later than 1:00 P.M., Chicago time, on the date of a proposed borrowing, each Lender shall provide the Administrative Agent at the office specified by the Administrative Agent with immediately available funds covering such Lender’s Pro Rata Share of such borrowing and, so long as the Administrative Agent has not received written notice that the conditions precedent set forth in Section 12 with respect to such borrowing have not been satisfied, the Administrative Agent shall pay over the funds received by the Administrative Agent to the Borrowers on the requested borrowing date. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent its respective share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Section and may, in reliance upon such assumption, make available to the respective Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest hereon, for each day from and including the date such amount is made available to the relevant Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to Base Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such borrowing. Each borrowing shall be on a Business Day. Each Base Rate borrowing shall be in

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an aggregate amount of at least $1,000,000 and an integral multiple of $500,000, and each LIBOR borrowing shall be in an aggregate amount of at least $5,000,000 and an integral multiple of at least $1,000,000.

2.2.3        Conversion and Continuation Procedures.   (a) Subject to Section 2.2.1, the Borrowers may, upon irrevocable written notice to the Administrative Agent in accordance with clause (b) below:

(A)              elect, as of any Business Day, to convert any Loans (or any part thereof in an aggregate amount not less than $5,000,000 a higher integral multiple of $1,000,000) into Loans of the other type; or

(B)              elect, as of the last day of the applicable Interest Period, to continue any LIBOR Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than $5,000,000 or a higher integral multiple of $1,000,000) for a new Interest Period;

provided that after giving effect to any prepayment, conversion or continuation, the aggregate principal amount of each Group of LIBOR Loans shall be at least $5,000,000 and an integral multiple of $1,000,000.

(b)           The Borrowers shall give written notice (each such written notice, a “Notice of Conversion/Continuation”) substantially in the form of Exhibit E or telephonic notice (followed immediately by a Notice of Conversion/Continuation) to the Administrative Agent of each proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Loans, 11:00 A.M., Chicago time, on the proposed date of such conversion and (ii) in the case of conversion into or continuation of LIBOR Loans, 11:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such conversion or continuation, specifying in each case:

(A)              the proposed date of conversion or continuation;

(B)              the aggregate amount of Loans to be converted or continued;

(C)              the type of Loans resulting from the proposed conversion or continuation; and

(D)              in the case of conversion into, or continuation of, LIBOR Loans, the duration of the requested Interest Period therefor.

(c)            If upon the expiration of any Interest Period applicable to LIBOR Loans, the Borrowers have failed to select timely a new Interest Period to be applicable to such LIBOR Loans, the Borrowers shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans effective on the last day of such Interest Period.

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(d)           The Administrative Agent will promptly notify each Lender of its receipt of a notice of conversion or continuation pursuant to this Section 2.2.3 or, if no timely notice is provided by the Borrowers, of the details of any automatic conversion.

(e)            Any conversion of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 8.4.

2.2.4        Swing Line Facility.

(a)            The Administrative Agent shall notify the Swing Line Lender upon the Administrative Agent’s receipt of any Notice of Borrowing. Subject to the terms and conditions hereof, the Swing Line Lender may, in its sole discretion, make available from time to time until the Termination Date advances (each, a “Swing Line Loan”) in accordance with any such notice, notwithstanding that after making a requested Swing Line Loan, the sum of the Swing Line Lender’s Pro Rata Share of the Revolving Outstandings and all outstanding Swing Line Loans, may exceed the Swing Line Lender’s Pro Rata Share of the Revolving Commitments. The provisions of this Section 2.2.4 shall not relieve Lenders of their obligations to make Revolving Loans under Section 2.1.1; provided that if the Swing Line Lender makes a Swing Line Loan pursuant to any such notice, such Swing Line Loan shall be in lieu of any Revolving Loan that otherwise may be made by the Lenders pursuant to such notice. The aggregate amount of Swing Line Loans outstanding shall not exceed at any time Swing Line Availability. Until the Termination Date, the Borrowers may from time to time borrow, repay and reborrow under this Section 2.2.4. Each Swing Line Loan shall be made pursuant to a Notice of Borrowing delivered by the Borrowers to the Administrative Agent in accordance with Section 2.2.2. Any such notice must be given no later than 2:00 P.M., Chicago time, on the Business Day of the proposed Swing Line Loan. Unless the Swing Line Lender has received at least one Business Day’s prior written notice from the Required Lenders instructing it not to make a Swing Line Loan, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Section 12.2, be entitled to fund that Swing Line Loan, and to have such Lender make Revolving Loans in accordance with Section 2.2.4(c) or purchase participating interests in accordance with Section 2.2.4(d). Notwithstanding any other provision of this Agreement or the other Loan Documents, each Swing Line Loan shall constitute a Base Rate Loan unless the Swing Line Lender in its sole discretion shall offer, and Borrowers shall accept, a fixed interest rate (an “Offered Rate”) to be applicable thereto. The Borrowers shall repay the aggregate outstanding principal amount of each Swing Line Loan upon demand therefor by the Administrative Agent.

(b)           The entire unpaid balance of each Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Termination Date if not sooner paid in full.

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(c)            The Swing Line Lender, at any time and from time to time, may on behalf of the Borrowers (and each Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Lender (including the Swing Line Lender) to make a Revolving Loan to the Borrowers (which shall be a Base Rate Loan) in an amount equal to that Lender’s Pro Rata Share of the principal amount of all Swing Line Loans (the “Refunded Swing Line Loan”) outstanding on the date such notice is given. Unless any of the events described in Section 13.1.3 has occurred (in which event the procedures of Section 2.2.4(d) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Loan are then satisfied, each Lender shall disburse directly to the Administrative Agent, its Pro Rata Share on behalf of the Swing Line Lender, prior to 2:00 P.M., Chicago time, in immediately available funds on the date that notice is given (provided that such notice is given by 12:00 p.m., Chicago time, on such date). The proceeds of those Revolving Loans shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan.

(d)           If, prior to refunding a Swing Line Loan with a Revolving Loan pursuant to Section 2.2.4(c), one of the events described in Section 13.1.3 has occurred, then, subject to the provisions of Section 2.2.4(e) below, each Lender shall, on the date such Revolving Loan was to have been made for the benefit of the Borrowers, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

(e)            Each Lender’s obligation to make Revolving Loans in accordance with Section 2.2.4(c) and to purchase participation interests in accordance with Section 2.2.4(d) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Unmatured Event of Default or Event of Default; (iii) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time or (iv) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If and to the extent any Lender shall not have made such amount available to the Administrative Agent or the Swing Line Lender, as applicable, by 2:00 P.M., Chicago time, the amount required pursuant to Sections 2.2.4(c) or 2.2.4(d), as the case may be, on the Business Day on which such Lender receives notice from the Administrative Agent of such payment or disbursement (it being understood that any such notice received after noon, Chicago time, on any Business Day shall be deemed to have been received on the next following Business Day), such Lender agrees to pay interest on such amount to the Administrative Agent for the Swing Line Lender’s account forthwith on demand, for each day from the date such amount was to have been delivered to the Administrative Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Base Rate from time to time in effect.

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2.3.            Letter of Credit Procedures.

2.3.1        L/C Applications.  The Borrowers shall give notice to the Administrative Agent and the Issuing Lender of the proposed issuance of each Letter of Credit on a Business Day which is at least three Business Days (or such lesser number of days as the Administrative Agent and the Issuing Lender shall agree in any particular instance in their sole discretion) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by an L/C Application, duly executed by the Borrowers and in all respects satisfactory to the Administrative Agent and the Issuing Lender, together with such other documentation as the Administrative Agent or the Issuing Lender may request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than the scheduled Termination Date unless such Letter of Credit is Cash Collateralized) (it being understood and agreed that Letters of Credit may expire up to one (1) year beyond the Termination Date) and whether such Letter of Credit is to be transferable in whole or in part. Any Letter of Credit outstanding after the scheduled Termination Date which is Cash Collateralized for the benefit of the Issuing Lender shall be the sole responsibility of the Issuing Lender. So long as the Issuing Lender has not received written notice that the conditions precedent set forth in Section 12 with respect to the issuance of such Letter of Credit have not been satisfied, but subject to Section 2.3.2 below, the Issuing Lender shall issue such Letter of Credit on the requested issuance date. The Issuing Lender shall promptly advise the Administrative Agent of the issuance of each Letter of Credit and of any amendment thereto, extension thereof or event or circumstance changing the amount available for drawing thereunder. In the event of any inconsistency between the terms of any L/C Application and the terms of this Agreement, the terms of this Agreement shall control.

2.3.2        Participations in Letters of Credit.  Concurrently with the issuance of each Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Lender with a Revolving Commitment, and each such Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Pro Rata Share, in such Letter of Credit and the Borrowers’ reimbursement obligations with respect thereto. If the Borrowers do not pay any reimbursement obligation when due, the Borrowers shall be deemed to have immediately requested that the Lenders make a Revolving Loan which is a Base Rate Loan in a principal amount equal to such reimbursement obligations. The Administrative Agent shall promptly notify such Lenders of such deemed request and, without the necessity of compliance with the requirements of Section 2.2.2, Section 12.2 or otherwise such Lender shall make available to the Administrative Agent its Pro Rata Share of such Loan. The proceeds of such Loan shall be paid over by the Administrative Agent to the Issuing Lender for the account of the Borrowers in satisfaction of such reimbursement obligations. For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the Issuing Lender’s “participation” therein. The Issuing Lender hereby agrees, upon request of the Administrative Agent or any

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Lender, to deliver to the Administrative Agent or such Lender a list of all outstanding Letters of Credit issued by the Issuing Lender, together with such information related thereto as the Administrative Agent or such Lender may reasonably request.

2.3.3        Reimbursement Obligations.

(a)            The Borrowers hereby unconditionally and irrevocably, and jointly and severally, agree to reimburse the Issuing Lender for each payment or disbursement made by the Issuing Lender under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made. Any amount not reimbursed on the date of such payment or disbursement shall bear interest from the date of such payment or disbursement to the date that the Issuing Lender is reimbursed by the Borrowers therefor, payable on demand, at a rate per annum equal to the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect plus, beginning on the third Business Day after receipt of notice from the Issuing Lender of such payment or disbursement, 2%. The Issuing Lender shall notify the Borrowers and the Administrative Agent whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided that the failure of the Issuing Lender to so notify the Borrowers or the Administrative Agent shall not affect the rights of the Issuing Lender or the Lenders in any manner whatsoever.

(b)           The Borrowers’ reimbursement obligations hereunder shall be irrevocable and unconditional under all circumstances, including (a) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, (b) the existence of any claim, set-off, defense or other right which any Loan Party may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Issuing Lender, any Lender or any other Person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Loan Party and the beneficiary named in any Letter of Credit), (c) the validity, sufficiency or genuineness of any document which the Issuing Lender has determined complies on its face with the terms of the applicable Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect, or (d) the surrender or impairment of any security for the performance or observance of any of the terms hereof. Without limiting the foregoing, no action or omission whatsoever by the Administrative Agent or any Lender (excluding any Lender in its capacity as the Issuing Lender) under or in connection with any Letter of Credit or any related matters shall result in any liability of the Administrative Agent or any Lender to any Borrower, or relieve any Borrower of any of its obligations hereunder to any such Person.

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2.3.4        Funding by Lenders to Issuing Lender.  If the Issuing Lender makes any payment or disbursement under any Letter of Credit and (a) the Borrowers have not reimbursed the Issuing Lender in full for such payment or disbursement by 11:00 A.M., Chicago time, on the date of such payment or disbursement, (b) a Revolving Loan may not be made in accordance with Section 2.3.2 or (c) any reimbursement received by the Issuing Lender from the Borrowers is or must be returned or rescinded upon or during any bankruptcy or reorganization of any Borrower or otherwise, each other Lender with a Revolving Commitment shall be obligated to pay to the Administrative Agent for the account of the Issuing Lender, in full or partial payment of the purchase price of its participation in such Letter of Credit, its Pro Rata Share of such payment or disbursement (but no such payment shall diminish the obligations of any Borrower under Section 2.3.3), and, upon notice from the Issuing Lender, the Administrative Agent shall promptly notify each other Lender thereof. Each other Lender irrevocably and unconditionally agrees to so pay to the Administrative Agent in immediately available funds for the Issuing Lender’s account the amount of such other Lender’s Pro Rata Share of such payment or disbursement. If and to the extent any Lender shall not have made such amount available to the Administrative Agent by 2:00 P.M., Chicago time, on the Business Day on which such Lender receives notice from the Administrative Agent of such payment or disbursement (it being understood that any such notice received after noon, Chicago time, on any Business Day shall be deemed to have been received on the next following Business Day), such Lender agrees to pay interest on such amount to the Administrative Agent for the Issuing Lender’s account forthwith on demand, for each day from the date such amount was to have been delivered to the Administrative Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Base Rate from time to time in effect. Any Lender’s failure to make available to the Administrative Agent its Pro Rata Share of any such payment or disbursement shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent such other Lender’s Pro Rata Share of such payment, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent such other Lender’s Pro Rata Share of any such payment or disbursement.

2.4.            Commitments Several.  The failure of any Lender to make a requested Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

2.5.            Certain Conditions.  Except as otherwise provided in Sections 2.2.4 and 2.3.4 of this Agreement, no Lender shall have an obligation to make any Loan, or to permit the continuation of or any conversion into any LIBOR Loan, and the Issuing Lender shall not have any obligation to issue any Letter of Credit, if an Event of Default or Unmatured Event of Default exists.

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2.6.            Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)            fees pursuant to Section 5.1 shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender;

(b)           the Revolving Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder;

(c)            if any Swing Line Loans shall be outstanding or any L/C Obligations shall exist at the time a Lender becomes a Defaulting Lender then:

(i)                  all or any part of the unfunded participations in and commitments with respect to such Swing Line Loans or Letters of Credit shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Credit Exposure plus such Defaulting Lenders’ Loans and participations in and commitments with respect to Loans and Letters of Credit does not exceed the total of all non-Defaulting Lender’s Commitments and (y) the conditions set forth in Section 12 are satisfied at such time; provided, that the fees payable to the Lenders on account of the Letters of Credit shall be determined taking into account such reallocation.

(ii)                if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay the outstanding Swing Line Loans that were not reallocated and (y) second, Cash Collateralize such Defaulting Lender’s Pro Rata Share of the L/C Obligations for so long as such L/C Exposure is outstanding;

(iii)               if the Borrowers Cash Collateralize any portion of such Defaulting Lender’s L/C Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 5.2 with respect to such Defaulting Lender’s L/C Exposure during the period such Defaulting Lender’s L/C Exposure is cash collateralized; and

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(iv)              if any Defaulting Lender’s L/C Exposure is not Cash Collateralized pursuant to clause (ii) above, then, without prejudice to any rights or remedies of the Issuing Lender or any Lender hereunder, all letter of credit fees payable under Section 5.2 with respect to such Defaulting Lender’s L/C Exposure shall be payable to the Issuing Lender until such L/C Exposure is Cash Collateralized;

(d)           so long as any Lender is a Defaulting Lender, the Issuing Lender shall not be required to issue or modify any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of non-Defaulting Lenders and by Cash Collateral provided by the Borrowers in accordance with Section 2.6(c); and

(e)            any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 7.5 but excluding Section 8.7(b)) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, to the payment of any amounts owing by such Defaulting Lender to the Issuing Bank or Swing Line Lender hereunder, (iii) third, to the funding of any Revolving Loan or the funding or Cash Collateralization of any participating interest in any Swing Line Loan or Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (iv) fourth, if so determined by the Administrative Agent and the Borrowers, held in such account as Cash Collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, to the payment of any amounts owing to any Borrower or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by such Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if such payment is a prepayment of the principal amount of any Loans or reimbursement obligations in respect of draws under Letters of Credit with respect to which the Issuing Lender has funded its participation obligations, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all Lenders that are not Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or Reimbursement Obligations owed to, any Defaulting Lender.

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In the event that the Administrative Agent, the Borrowers, the Issuing Lender and the Swing Line Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swing Line Exposure and L/C Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold the Revolving Loans in accordance with its Pro Rata Share. For purposes of this Section 2.6, (x) “Swing Line Exposure” shall mean, with respect to any Defaulting Lender at any time, such Defaulting Lender’s Pro Rata Share of the aggregate principal amount of all Swing Line Loans outstanding at such time and (y) “L/C Exposure” shall mean, with respect to any Defaulting Lender at any time, such Defaulting Lender’s Pro Rata Share of the L/C Obligations at such time.

Nothing contained in the foregoing shall be deemed to constitute a waiver by any Borrower of any of its rights or remedies (whether in equity or law) against any Lender which fails to fund any of its Loans hereunder at the time or in the amount required to be funded under the terms of this Agreement.

section 3    EVIDENCING OF LOANS.

3.1.            Noteless Agreement; Evidence of Indebtedness.

(a)            Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)           The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the type of each Loan and, if applicable, the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, (iii) the original Stated Amount of each Letter of Credit and the amount of L/C Obligations outstanding at any time, and (iv) the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender’s share thereof.

(c)            The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms.

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(d)           Any Lender may request that its Loans be evidenced by a promissory note substantially in the form of Exhibit A (each a “Note”). In such event, the Borrowers shall prepare, execute and deliver to such Lender such Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 15.6) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (a) and (b) above.

Section 4    INTEREST.

4.1.            Interest Rates. The Borrowers jointly and severally promise to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full as follows:

(a)            at all times while such Loan is a Base Rate Loan, at a rate per annum equal to the sum of the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect;

(b)           at all times while such Loan is a LIBOR Loan, at a rate per annum equal to the sum of the LIBO Rate applicable to each Interest Period for such Loan plus the LIBOR Margin from time to time in effect; and

(c)            at all times while such Loan is an Offered Rate Loan, at the rate per annum equal to the Offered Rate applicable thereto.

provided that at any time an Event of Default exists, unless the Required Lenders otherwise consent, the interest rate applicable to each Loan shall be increased by 2% (and, in the case of Obligations not bearing interest, such Obligations shall bear interest at the Base Rate applicable to Revolving Loans plus 2%), provided further that such increase may thereafter be rescinded by the Required Lenders, notwithstanding Section 15.1. Notwithstanding the foregoing, upon the occurrence of an Event of Default under Sections 13.1.1 or 13.1.4, such increase shall occur automatically.

4.2.            Interest Payment Dates.  Accrued interest on each Base Rate Loan shall be payable in arrears on the last day of each calendar quarter and at maturity. Accrued interest on each LIBOR Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of a LIBOR Loan with an Interest Period in excess of three months, on the three-month anniversary of the first day of such Interest Period), upon a prepayment of such Loan, and at maturity. After maturity, and at any time an Event of Default exists, accrued interest on all Loans shall be payable on demand.

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4.3.            Setting and Notice of LIBO Rates. The applicable LIBO Rate for each Interest Period shall be determined by the Administrative Agent, and notice thereof shall be given by the Administrative Agent promptly to the Borrowers and each Lender. Each determination of the applicable LIBO Rate by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Administrative Agent shall, upon written request of any Borrower or any Lender, deliver to such Borrower or such Lender a statement showing the computations used by the Administrative Agent in determining any applicable LIBO Rate hereunder.

4.4.            Computation of Interest. Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days. The applicable interest rate for each Base Rate Loan shall change simultaneously with each change in the Base Rate.

section 5    FEES.

5.1.            Non-Use Fee. The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Lender a non-use fee, for the period from the Closing Date to the Termination Date, at the Non-Use Fee Rate in effect from time to time of such Lender’s Pro Rata Share (as adjusted from time to time) of the unused amount of the Revolving Commitments. For purposes of calculating usage under this Section, the Revolving Commitments shall be deemed used to the extent of Revolving Outstandings. Such non-use fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date for any period then ending for which such non-use fee shall not have previously been paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

5.2.            Letter of Credit Fees.

(a)            The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Lender a letter of credit fee for each Letter of Credit equal to the L/C Fee Rate in effect from time to time of such Lender’s Pro Rata Share (as adjusted from time to time) of the undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days); provided that, unless the Required Lenders otherwise consent, the rate applicable to each Letter of Credit shall be increased by 2% at any time that an Event of Default exists. Such letter of credit fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date (or such later date on which such Letter of Credit expires or is terminated) for the period from the date of the issuance of each Letter of Credit (or the last day on which the letter of credit fee was paid with respect thereto) to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

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(b)           In addition, with respect to each Letter of Credit, the Borrowers jointly and severally agree to pay to the Issuing Lender, for its own account, (i) such fees and expenses as the Issuing Lender customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations and (ii) a letter of credit fronting fee in an amount equal to 0.125% per annum of the average daily undrawn Stated Amount under such Letter of Credit, such fee to be payable in arrears on the last day of each calendar quarter and on the Termination Date (or such later date on which such Letter of Credit expires or is terminated).

5.3.            Administrative Agent’s Fees. The Borrowers jointly and severally agree to pay to the Administrative Agent such agent’s fees as are mutually agreed to from time to time by the Borrowers and the Administrative Agent including the fees set forth in the Agent Fee Letter.

section 6    REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENTS; PREPAYMENTS;INCREASES OF THE REVOLVING COMMITMENTS

6.1.            Reduction or Termination of the Revolving Commitments.

6.1.1        Voluntary Reduction or Termination of the Revolving Commitments. The Borrowers may from time to time on at least five Business Days’ prior written notice received by the Administrative Agent (which shall promptly advise each Lender thereof) permanently reduce the Revolving Commitments to an amount not less than the Revolving Outstandings plus the outstanding amount of all Swing Line Loans. Any such reduction shall be in an amount not less than $5,000,000 or a higher integral multiple of $1,000,000. Concurrently with any reduction of the Revolving Commitments to zero, the Borrowers shall pay all interest on the Revolving Loans, all non-use fees and all letter of credit fees and shall Cash Collateralize in full all obligations arising with respect to the Letters of Credit.

6.1.2        Mandatory Reductions of Revolving Commitments. On each of November 14, 2014 and November 14, 2015, the Revolving Commitments shall be permanently reduced by an aggregate amount equal to $25,000,000.

6.1.3        All Reductions of the Revolving Commitments. All reductions of the Revolving Commitments shall reduce the Commitments ratably among the Lenders according to their respective Pro Rata Shares.

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6.2.            Prepayments.

6.2.1        Voluntary Prepayments. The Borrowers may from time to time prepay the Loans in whole or in part; provided that the Borrowers shall give the Administrative Agent (which shall promptly advise each Lender) notice thereof not later than 11:00 A.M., Chicago time, on the day of such prepayment (which shall be a Business Day), specifying the Loans to be prepaid and the date and amount of prepayment. Any such partial prepayment shall be in an amount equal to $1,000,000 or a higher integral multiple of $100,000.

6.2.2        Mandatory Prepayments. If on any day on which the Revolving Commitments are reduced pursuant to Section 6.1.2 the Revolving Outstandings plus the outstanding amount of the Swing Line Loan exceeds the Revolving Commitments, the Borrowers shall immediately prepay Revolving Loans or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

6.3.            Manner of Prepayments.

6.3.1        All Prepayments. Each voluntary partial prepayment shall be in a principal amount of $1,000,000 or a higher integral multiple of $100,000. Any partial prepayment of a Group of LIBOR Loans shall be subject to the proviso to Section 2.2.3(a). Any prepayment of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 8.4 Except as otherwise provided by this Agreement, all principal payments in respect of the Loans (other than the Swing Line Loans) shall be applied first, to repay outstanding Base Rate Loans and then to repay outstanding LIBO Rate Loans in direct order of Interest Period maturities.

6.4.            Repayments. The Revolving Loans of each Lender shall be paid in full and the Revolving Commitments shall terminate on the Termination Date.

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6.5.            Increase in Revolving Commitments Amount.

6.5.1. Provided there exists no Unmatured Event of Default or Event of Default, upon written notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrowers may from time to time request an increase in the Revolving Commitments by an amount (for all such requests, not exceeding $25,000,000) specified in such notice (which shall not be less than $5,000,000). At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Revolving Commitment. The Administrative Agent shall promptly notify the Borrowers and each Lender of the Lenders’ responses to each request made hereunder. No Lender shall have any obligation to participate in any increase pursuant hereto except to the extent it agrees to do so in accordance with the terms hereof.

6.5.2. If the Revolving Commitments are increased in accordance with this Section, the Administrative Agent and the Borrowers shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrowers and the Lenders of the final allocation of such increase and the Increase Effective Date. As a condition precedent to such increase, the Borrowers shall deliver to the Administrative Agent a certificate of the Borrowers dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Senior Officer of each Borrower (i) certifying and attaching the resolutions adopted by the Borrowers approving or consenting to such increase, and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Section 9 and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 6.5.2, the representations and warranties contained in Section 9 shall be deemed to refer to the most recent statements furnished pursuant to Section 10.1 and (B) no Unmatured Event of Default or Event of Default exists. The Borrowers shall prepay any Revolving Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 8.4) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Pro Rata Shares arising from any nonratable increase in the Revolving Commitments under this Section.

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section 7    MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

7.1.            Making of Payments. All payments of principal or interest on the Loans, and all fees, shall be made by the Borrowers to the Administrative Agent in immediately available funds at the office specified by the Administrative Agent not later than noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by the Administrative Agent on the following Business Day. The Administrative Agent shall promptly remit to each Lender its share of all such payments received in collected funds by the Administrative Agent for the account of such Lender. All payments under Section 8.1 shall be made by the Borrowers directly to the Lender entitled thereto without setoff, counterclaim or other defense.

7.2.            Application of Certain Payments. So long as no Unmatured Event of Default or Event of Default has occurred and is continuing, (a) payments matching specific scheduled payments then due shall be applied to those scheduled payments and (b) voluntary and mandatory prepayments shall be applied as set forth in Sections 6.2 and 6.3. After the occurrence and during the continuance of an Unmatured Event of Default or Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of the Obligations, whether as proceeds from the sale of, or other realization upon, all or any part of the Collateral , or otherwise, shall be applied as set forth in Section 6.5 of the Guaranty and Security Agreement. Concurrently with each remittance to any Lender of its share of any such payment, the Administrative Agent shall advise such Lender as to the application of such payment.

7.3.            Due Date Extension. If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a LIBOR Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

7.4.            Setoff. Each Borrower, for itself and each other Loan Party, agrees that the Administrative Agent and each Lender have all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, each Borrower, for itself and each other Loan Party, agrees that at any time any Event of Default exists, the Administrative Agent and each Lender may apply to the payment of any Obligations of the Borrowers, or any of them, and each other Loan Party hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of each Borrower and each other Loan Party then or thereafter with the Administrative Agent or such Lender.

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7.5.            Proration of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise, on account of (a) principal of or interest on any Loan, but excluding (i) any payment pursuant to Section 8.1 or 8.4 and (ii) payments of interest on any Affected Loan) or (b) its participation in any Letter of Credit) in excess of its applicable Pro Rata Share of payments and other recoveries obtained by all Lenders on account of principal of and interest on the Loans (or such participation) then held by them, then such Lender shall purchase from the other Lenders such participations in the Loans (or sub-participations in Letters of Credit) held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

7.6.            Taxes.

(a)            Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)                  Any and all payments by or on account of any Obligation of the Loan Parties hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require the Loan Parties or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Loan Parties or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)                If the Loan Parties or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Loan Parties or the Administrative Agent, as the case may be, shall withhold or make such deductions as are determined by the Loan Parties or the Administrative Agent, as the case may be, to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Loan Parties or the Administrative Agent, as the case may be, shall timely pay the full amount withheld or deducted to the relevant governmental authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Loan Parties shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 7.6) the Administrative Agent, Lender or Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

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(b)           Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay any Other Taxes to the relevant governmental authority in accordance with applicable Laws.

(c)            Tax Indemnifications.

(i)                  Without limiting the provisions of subsection (a) or (b) above, each Borrower shall, and does hereby, indemnify the Administrative Agent, each Lender and the Issuing Lender, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Loan Parties or paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of any such payment or liability delivered to the Loan Parties by a Lender or the Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest or demonstrable error.

(ii)                Without limiting the provisions of subsection (a) or (b) above, each Lender and the Issuing Lender shall, and does hereby, indemnify the Loan Parties and the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Loan Parties or the Administrative Agent) incurred by or asserted against the Loan Parties or the Administrative Agent by any governmental authority as a result of the failure by such Lender or the Issuing Lender, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the Issuing Lender, as the case may be, to the Loan Parties or the Administrative Agent pursuant to subsection (e). Each Lender and the Issuing Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the Issuing Lender, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the Issuing Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

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(d)           Evidence of Payments. Upon request by the Loan Parties or the Administrative Agent, as the case may be, after any payment of Taxes by the Loan Parties or by the Administrative Agent to a governmental authority as provided in this Section 7.6, the Loan Parties shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Loan Parties, as the case may be, the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Loan Parties or the Administrative Agent, as the case may be.

(e)            Status of Lenders; Tax Documentation.

(i)                  Each Lender shall deliver to the Loan Parties and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Loan Parties or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Loan Parties or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Loan Parties pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

(ii)                Without limiting the generality of the foregoing, if the Loan Parties are residents for tax purposes in the United States,

(A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Loan Parties and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Loan Parties or the Administrative Agent as will enable the Loan Parties or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

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(B) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Loan Parties and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Loan Parties or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I) executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II) executed originals of Internal Revenue Service Form W-8ECI,

(III) executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation (including the relevant forms prescribed in clause (I), (II) or (IV) of this clause (e)(ii)(B) that would be required if the beneficial owners of such payments were Lenders,

(IV) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Loan Parties within the meaning of section 881(c)(3)(B) of the Code, (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code, or (D) conducting a trade or business in the United States with which the relevant interest payments are effectively connected and (y) executed originals of Internal Revenue Service Form W-8BEN; or

(V) executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Loan Parties or the Administrative Agent to determine the withholding or deduction required to be made.

(C) If any payment made to a Lender under this Agreement would be subject to U.S. withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Loan Parties and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Loan Parties and the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by

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the Loan Parties and the Administrative Agent as may be necessary for the Loan Parties and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has or has not complied with its obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from any payment.

(iii)               Each Lender shall promptly (A) notify the Loan Parties and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its LIBOR Office) to avoid any requirement of applicable Laws of any jurisdiction that the Loan Parties or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(f)             Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the Issuing Lender, or have any obligation to pay to any Lender or the Issuing Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the Issuing Lender, as the case may be. If the Administrative Agent, any Lender or the Issuing Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Loan Parties or with respect to which the Loan Parties have paid additional amounts pursuant to this Section, it shall pay to the Loan Parties an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Parties under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses incurred by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and without interest (other than any interest paid by the relevant governmental authority with respect to such refund), provided that the Loan Parties, upon the request of the Administrative Agent, such Lender or the Issuing Lender, agrees to repay the amount paid over to the Loan Parties (plus any penalties, interest or other charges imposed by the relevant governmental authority) to the Administrative Agent, such Lender or the Issuing Lender in the event the Administrative Agent, such Lender or the Issuing Lender is required to repay such refund to such governmental authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the Issuing Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Loan Parties or any other Person.

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section 8    INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS.

8.1.            Increased Costs.

(a)            If, after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of the LIBO Rate pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender; or (ii) shall impose on any Lender any other condition affecting its LIBOR Loans, its Note or its obligation to make LIBOR Loans; and the result of anything described in clauses (i) and (ii) above is to increase the cost to (or to impose a cost on) such Lender (or any LIBOR Office of such Lender) of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Lender (or its LIBOR Office) under this Agreement or under its Note with respect thereto, then upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Borrowers jointly and severally agree to pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is 180 days prior to the date on which such Lender first made demand therefore; provided if any adoption or change giving rise to a demand hereunder is retroactive, then the foregoing 180-day period shall be extended to include the entire retroactive period contemplated by such adoption or change.

(b)           If a Lender or the Issuing Lender determines the amount of capital required or expected to be maintained by such Lender or the Issuing Lender, any Lending Installation of such Lender or the Issuing Lender, or any corporation controlling such Lender or the Issuing Lender is increased as a result of a Change, then, within 15 days of demand by such Lender or the Issuing Lender, the Borrowers shall pay such Lender or the Issuing Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the Issuing Lender determines is attributable to this Agreement, its Revolving Credit Exposure, its Commitment, and or its obligations to issue or participate in Letters of Credit, as the case may be, hereunder (after taking into account such Lender’s or the Issuing Lender’s policies as to capital adequacy). “Change” means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) or in the interpretation, promulgation, implementation or administration thereof after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the Issuing Lender or

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any Lending Installation or any corporation controlling any Lender or the Issuing Lender. Notwithstanding the foregoing, for purposes of this Agreement, all requests, rules, guidelines or directives in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act shall be deemed to be a Change regardless of the date enacted, adopted or issued and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities shall be deemed to be a Change regardless of the date adopted, issued, promulgated or implemented. “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

8.2.            Basis for Determining Interest Rate Inadequate or Unfair. If:

(a)            the Administrative Agent reasonably determines (which determination shall be binding and conclusive on the Borrowers) that by reason of circumstances affecting the interbank LIBOR market adequate and reasonable means do not exist for ascertaining the applicable LIBO Rate; or

(b)           the Required Lenders advise the Administrative Agent that the LIBO Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of maintaining or funding LIBOR Loans for such Interest Period (taking into account any amount to which such Lenders may be entitled under Section 8.1) or that the making or funding of LIBOR Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lenders materially affects such Loans;

then the Administrative Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Lender shall be under any obligation to make or convert any Base Rate Loans into LIBOR Loans and (ii) on the last day of the current Interest Period for each LIBOR Loan, such Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

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8.3.            Changes in Law Rendering LIBOR Loans Unlawful. If any change in, or the adoption of any new, law or regulation, or any change in the interpretation of any applicable law or regulation by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund LIBOR Loans, then such Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make or convert any Base Rate Loan into a LIBOR Loan (but shall make Base Rate Loans concurrently with the making of or conversion of Base Rate Loans into LIBOR Loans by the Lenders which are not so affected, in each case in an amount equal to the amount of LIBOR Loans which would be made or converted into by such Lender at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each LIBOR Loan of such Lender (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such LIBOR Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan. Each Base Rate Loan made by a Lender which, but for the circumstances described in the foregoing sentence, would be a LIBOR Loan (an “Affected Loan”) shall remain outstanding for the period corresponding to the Group of LIBOR Loans of which such Affected Loan would be a part absent such circumstances.

8.4.            Funding Losses. The Borrowers hereby agree that upon demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which shall be furnished to the Administrative Agent), the Borrowers will jointly and severally indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Loan), as reasonably determined by such Lender, as a result of (a) any payment, prepayment or conversion of any LIBOR Loan of such Lender on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 8.3) or (b) any failure of the Borrowers to borrow, convert or continue any Loan on a date specified therefor in a notice of borrowing, conversion or continuation pursuant to this Agreement. For this purpose, all notices to the Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.

8.5.            Right of Lenders to Fund through Other Offices. Each Lender may, if it so elects, fulfill its commitment as to any LIBOR Loan by causing a foreign branch or Affiliate of such Lender to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of the Borrowers to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

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8.6.            Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each LIBOR Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBO Rate for such Interest Period.

8.7.            Mitigation of Circumstances; Replacement of Lenders.

(a)            Each Lender shall promptly notify the Borrowers and the Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender’s sole judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by the Borrowers to pay any amount pursuant to Sections 7.6 or 8.1 or (ii) the occurrence of any circumstances described in Sections 8.2 or 8.3 (and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify the Borrowers and the Administrative Agent). Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to the Borrowers of) any event described in clause (i) or (ii) above and such designation will not, in such Lender’s sole judgment, be otherwise disadvantageous to such Lender.

(b)           If the Borrowers become obligated to pay additional amounts to any Lender pursuant to Sections 7.6 or 8.1, or any Lender gives notice of the occurrence of any circumstances described in Sections 8.2 or 8.3, or any Lender becomes a Defaulting Lender, the Borrowers may request and designate another Lender or bank which is acceptable to the Administrative Agent and the Issuing Lender in their reasonable discretion (such other bank being called a “Replacement Lender”) to purchase the Loans of such Lender and such Lender’s rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder, and, upon such purchase and assumption (pursuant to an Assignment Agreement), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to the Borrowers hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.

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8.8.            Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Lender pursuant to Sections 8.1, 8.2, 8.3 or 8.4 shall be conclusive absent demonstrable error. Lenders may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Obligations, cancellation of any Notes, expiration or termination of the Letters of Credit and termination of this Agreement.

section 9    REPRESENTATIONS AND WARRANTIES.

To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans and issue and participate in Letters of Credit hereunder, each Borrower represents and warrants to the Administrative Agent and the Lenders that:

9.1.            Organization. Each Loan Party is validly existing and in good standing under the laws of its jurisdiction of organization; and each Loan Party is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

9.2.            Authorization; No Conflict. Each Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, each Borrower is duly authorized to borrow monies hereunder and each Loan Party is duly authorized to perform its Obligations under each Loan Document to which it is a party. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the borrowings by each Borrower hereunder, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of applicable law, (ii) the charter, by-laws or other organizational documents of any Loan Party or (iii) any material agreement, indenture, material instrument or other material document, or any judgment, order or decree, which is binding upon any Loan Party or any of their respective properties or (c) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party (other than Liens in favor of the Administrative Agent created pursuant to the Collateral Documents).

9.3.            Validity and Binding Nature. Each of this Agreement and each other Loan Document to which any Loan Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

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9.4.            Financial Condition. The audited consolidated financial statements of Landauer and its Subsidiaries as at September 30, 2010 and the unaudited consolidated financial statements of Landauer and its Subsidiaries as at June 30, 2011, copies of each of which have been delivered to each Lender, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly in all material respects the consolidated financial condition of Landauer and its Subsidiaries as at such dates and the results of their operations for the periods then ended.

9.5.            No Material Adverse Effect. Since September 30, 2010 there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

9.6.            Litigation and Contingent Liabilities. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to any Borrower’s knowledge, threatened against any Loan Party which, if adversely determined, would reasonably be expected to have a Material Adverse Effect. Other than any liability incident to such litigation or proceedings, no Loan Party has any material contingent liabilities not listed on Schedule 9.6 or permitted by Section 11.1.

9.7.            Ownership of Properties; Liens. Each Loan Party owns good and, in the case of real property, marketable title to all of its properties and assets, having a value in excess of $10,000, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like) except as permitted by Section 11.2.

9.8.            Equity Ownership; Subsidiaries. All issued and outstanding Capital Securities of each Loan Party are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than those in favor of the Administrative Agent, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Schedule 9.8 sets forth the authorized Capital Securities of each Loan Party (other than Landauer) as of the Closing Date. All of the issued and outstanding Capital Securities of each Borrower are owned as set forth on Schedule 9.8 as of the Closing Date, and all of the issued and outstanding Capital Securities of each Wholly-Owned Subsidiary is, directly or indirectly, owned by the Borrower shown on Schedule 9.8. As of the Closing Date, except as set forth on Schedule 9.8, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of any Loan Party. As of the Closing Date (prior to the initial Loans hereunder), all Domestic Subsidiaries other than GPS are Inactive Subsidiaries. Upon consummation of the IZI Acquisition, IZI will be a Domestic Subsidiary Loan Party.

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9.9.            Pension Plans.

(a)            Each Pension Plan complies in all material respects with all applicable requirements of law and regulations. No contribution failure under Section 412 of the Code, Section 303 of ERISA or the terms of any Pension Plan has occurred with respect to any Pension Plan, sufficient to give rise to a Lien under Section 303(k) of ERISA, or otherwise to have a Material Adverse Effect. There are no pending or, to the knowledge of any Borrower, threatened, claims, actions, investigations or lawsuits against any Pension Plan, any fiduciary of any Pension Plan, or any Borrower or other any member of the Controlled Group with respect to a Pension Plan or a Multiemployer Pension Plan which would reasonably be expected to have a Material Adverse Effect. Neither any Borrower nor any other member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Pension Plan or Multiemployer Pension Plan which could reasonably be expected to have a Material Adverse Effect. Within the past five years, neither any Borrower nor any other member of the Controlled Group has engaged in a transaction which resulted in a Pension Plan with an Unfunded Liability being transferred out of the Controlled Group, which could reasonably be expected to have a Material Adverse Effect. No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan, which could reasonably be expected to have a Material Adverse Effect.

(b)           All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by any Borrower or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither any Borrower nor any other member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan; and neither any Borrower nor any other member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

9.10.        Investment Company Act. No Loan Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” within the meaning of the Investment Company Act of 1940.

9.11.        USA Patriot Act. Each Borrower and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

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9.12.        Foreign Assets Control Regulations and Anti-Money Laundering. Neither any Borrower nor any of its Subsidiary (a) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (c) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

9.13.        Regulation U. No Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

9.14.        Taxes. Each Loan Party has timely filed all tax returns and reports required by law to have been filed by it in respect of any income tax liability in excess of $25,000 and has paid all taxes and governmental charges due and payable with respect to such return, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. The Loan Parties have made adequate reserves on their books and records in accordance with GAAP for all taxes that have accrued but which are not yet due and payable. No Loan Party has participated in any transaction that relates to a year of the taxpayer (which is still open under the applicable statute of limitations) which is a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) (irrespective of the date when the transaction was entered into).

9.15.        Solvency, etc. On the Closing Date, and immediately prior to and after giving effect to the issuance of each Letter of Credit and each borrowing hereunder and the use of the proceeds thereof, with respect to the Loan Parties on a consolidated basis, (a) the fair value of their assets is greater than the amount of their liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated in accordance with GAAP, (b) the present fair saleable value of their assets is not less than the amount that will be required to pay the probable liability on their debts as they become absolute and matured, (c) they are able to realize upon their assets and pay their debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) they do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature and (e) they are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their property would constitute unreasonably small capital.

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9.16.        Environmental Matters. The on-going operations of each Loan Party comply in all respects with all Environmental Laws, except such non-compliance which could not (if enforced in accordance with applicable law) reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Each Loan Party has obtained, and maintained in good standing, all licenses, permits, authorizations, registrations and other approvals required under any Environmental Law for their respective ordinary course operations, and for their reasonably anticipated future operations, and each Loan Party is in compliance with all terms and conditions thereof, except where the failure to do so could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. No Loan Party or any of its properties or operations is subject to, or reasonably anticipates the issuance of, any written order from or agreement with any Federal, state or local governmental authority, nor subject to any judicial or docketed administrative or other proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Substance. There are no Hazardous Substances or other conditions or circumstances existing with respect to any property, arising from operations prior to the Closing Date, or relating to any waste disposal, of any Loan Party that would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. No Loan Party has any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws or that at any time have released, leaked, disposed of or otherwise discharged Hazardous Substances, which leak or release would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

9.17.        Insurance. Each Loan Party and its properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Parties operate.

9.18.        Real Property. Set forth on Schedule 9.18 is a complete and accurate list, as of the Closing Date, of the address of all real property owned or leased by any Loan Party, together with, in the case of leased property, the name and mailing address of the lessor of such property. As of the Closing Date, each property leased by any Loan Party or any Subsidiary on which Collateral with a value of more than $1,000,000 is located is indicated as such on Schedule 9.18.

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9.19.        Information. All information heretofore or contemporaneously herewith furnished in writing by any Loan Party to the Administrative Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby, taken as a whole, is, and together with all written information hereafter furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not materially misleading in light of the circumstances under which made (it being recognized by the Administrative Agent and the Lenders that any budget, projections and forecasts provided by the Borrowers are based on good faith estimates and assumptions believed by the Borrowers to be reasonable as of the date of the applicable budget, projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from budgeted, projected or forecasted results).

9.20.        Intellectual Property. Each Loan Party owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the businesses of the Loan Parties, without any infringement in any material respect upon rights of others.

9.21.        Burdensome Obligations. No Loan Party is a party to any agreement or contract or subject to any restriction contained in its organizational documents which could reasonably be expected to have a Material Adverse Effect.

9.22.        Labor Matters. There are no existing or threatened strikes, lockouts or other labor disputes involving any Loan Party that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Loan Parties are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

9.23.        No Default. No Event of Default or Unmatured Event of Default exists or would result from the incurrence by any Loan Party of any Debt hereunder or under any other Loan Document.

9.24.        IZI Acquisition Agreements, etc.

(a)            The Borrowers have heretofore furnished the Administrative Agent a true and correct copy of the IZI Acquisition Agreements.

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(b)           Each Loan Party and, to each Borrower’s knowledge, each other party to the IZI Acquisition Agreements, has duly taken all necessary corporate, partnership or other organizational action to authorize the execution, delivery and performance of the IZI Acquisition Agreements and the consummation of transactions contemplated thereby.

(c)            The IZI Acquisition will comply with all applicable legal requirements, and all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by the Loan Parties and, to each Borrower’s knowledge, each other party to the IZI Acquisition Agreements in connection with the IZI Acquisition will be, prior to consummation of the IZI Acquisition, duly obtained and will be in full force and effect. As of the date of the IZI Acquisition Agreements, all applicable waiting periods with respect to the IZI Acquisition will have expired without any action being taken by any competent governmental authority which restrains, prevents or imposes material adverse conditions upon the consummation of the IZI Acquisition.

(d)           The execution and delivery of the IZI Acquisition Agreements did not, and the consummation of the IZI Acquisition will not, violate any statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body binding on any Loan Party or, to any Borrower’s knowledge, any other party to the IZI Acquisition Agreements, or result in a breach of, or constitute a default under, any material agreement, indenture, material instrument or other material document, or any judgment, order or decree, to which any Loan Party is a party or by which any Loan Party is bound or, to any Borrower’s knowledge, to which any other party to the IZI Acquisition Agreements is a party or by which any such party is bound.

(e)            No statement or representation made in the IZI Acquisition Agreements by any Loan Party or, to any Borrower’s knowledge, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, taken as a whole, in light of the circumstances under which they are made, not materially misleading (it being recognized by the Administrative Agent and the Lenders that any budget, projections or forecasts provided by the Borrowers are based on good faith estimates and assumptions believed by the Borrower to be reasonable as of the date of the applicable budget, projections and forecasts and that actual results during the period or periods covered by any such budget, projections and forecasts may materially differ from budgeted, projected or forecasted results).

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9.25.        Subordinated Debt. The subordination provisions of the Subordinated Debt are enforceable against the holders of the Subordinated Debt by the Administrative Agent on behalf of the Lenders. All Obligations constitute senior Debt entitled to the benefits of the subordination provisions contained in the Subordinated Debt.

section 10  AFFIRMATIVE COVENANTS.

 until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, each Borrower agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

10.1.        Reports, Certificates and Other Information.

Furnish to the Administrative Agent and each Lender:

10.1.1    Annual Report. Promptly when available and in any event within 90 days after the close of each Fiscal Year: (a) a copy of the annual audit report of Landauer and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets and statements of earnings and cash flows of Landauer and its Subsidiaries as at the end of such Fiscal Year, certified without adverse reference to going concern value and without qualification by independent auditors of recognized standing selected by the Borrowers and reasonably acceptable to the Administrative Agent; and (b) a consolidating balance sheet of Landauer and its Subsidiaries as of the end of such Fiscal Year and consolidating statement of earnings and cash flows for Landauer and its Subsidiaries for such Fiscal Year, certified by a Senior Officer of the Borrowers.

10.1.2    Interim Reports. Promptly when available and in any event within 45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter of each Fiscal Year), consolidated and consolidating balance sheets of Landauer and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated and consolidating statements of earnings and cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, certified by a Senior Officer of the Borrowers.

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10.1.3    Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and each set of quarterly statements pursuant to Section 10.1.2, a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by a Senior Officer of the Borrowers, containing (i) a computation of each of the financial ratios and restrictions set forth in Section 11.13 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it and (ii) a written statement of the Borrowers’ management setting forth a discussion of the Borrowers’ financial condition, changes in financial condition and results of operations.

10.1.4    Reports to the SEC and to Shareholders. Promptly upon the filing or sending thereof, copies of all regular, periodic or special reports of any Loan Party filed with the SEC; copies of all registration statements of any Loan Party filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally.

10.1.5    Notice of Default, Litigation and ERISA Matters. Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Borrower or the Subsidiary affected thereby with respect thereto:

(a)            the occurrence of an Event of Default or an Unmatured Event of Default;

(b)           any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Borrowers to the Lenders which has been instituted or, to the knowledge of any Borrower, is threatened against any Loan Party or to which any of the properties of any thereof is subject which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(c)            the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 303(k) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that any Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of any Borrower with respect to any post-retirement welfare benefit plan or other employee benefit plan of any Borrower or another member of the

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Controlled Group, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

(d)           any cancellation or material change in any insurance maintained by any Loan Party; or

(e)            any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which might reasonably be expected to have a Material Adverse Effect.

10.1.6    [Intentionally Omitted].

10.1.7    Projections. As soon as practicable, and in any event not later than 60 days following the end of each Fiscal Year, operating budget for Landauer and its Subsidiaries for the following Fiscal Year prepared in a manner consistent with the budget delivered by the Borrowers to the Lenders prior to the Closing Date or otherwise in a manner reasonably satisfactory to the Administrative Agent, accompanied by a certificate of a Senior Officer of the Borrowers on behalf of the Borrowers to the effect that (a) such budget was prepared by the Borrowers in good faith, (b) the Borrowers have a reasonable basis for the assumptions contained in such budget and (c) such budget has been prepared in accordance with such assumptions (it being recognized by the Administrative Agent and the Lenders that any budget, projections or forecasts provided by the Borrowers are based on good faith estimates and assumptions believed by the Borrower to be reasonable as of the date of the applicable budget, projections and forecasts and that actual results during the period or periods covered by any such budget, projections and forecasts may materially differ from budgeted, projected or forecasted results).

10.1.8    Subordinated Debt and Other Notices. Promptly following receipt, copies of any notices (including notices of default or acceleration) received from any holder or trustee of, under or with respect to any Subordinated Debt or in connection with the IZI Acquisition.

10.1.9     Other Information. Promptly from time to time, such other information concerning the Loan Parties as any Lender or the Administrative Agent may reasonably request.

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Information required to be delivered pursuant to Sections 10.1.1 and 10.1.2 shall be deemed to have been delivered if such information, or one or more annual, quarterly or other periodic reports containing such information, shall have been posted by the Administrative Agent on a SyndTrak or similar site to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent; provided that: (i) the Borrowers shall deliver paper copies of such documents to the Administrative Agent upon its request to the Borrowers to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrowers shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above.

10.2.        Books, Records and Inspections. Keep, and cause each other Loan Party to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each other Loan Party to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Lender or the Administrative Agent or any representative thereof to inspect the properties and operations of the Loan Parties; and permit, and cause each other Loan Party to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Lender or the Administrative Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and each Borrower hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Administrative Agent or any representative thereof), and to examine (and, at the expense of the Loan Parties, photocopy extracts from) any of its books or other records; and permit, and cause each other Loan Party to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), the Administrative Agent and its representatives to inspect the Inventory and other tangible assets of the Loan Parties, to perform appraisals of the equipment of the Loan Parties, and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to inventory, accounts and any other Collateral. All such inspections or audits by the Administrative Agent shall be at the Borrowers’ expense, provided that so long as no Event of Default or Unmatured Event of Default exists, the Borrowers shall not be required to reimburse the Administrative Agent for inspections or audits more frequently than once each Fiscal Year.

10.3.        Maintenance of Property; Insurance.

(a)            Keep, and cause each other Loan Party to keep, all property useful and necessary in the business of the Loan Parties in good working order and condition, ordinary wear and tear excepted.

(b)           Maintain, and cause each other Loan Party to maintain, with responsible insurance companies, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies engaged in similar businesses and owning similar properties in localities where such Loan Parties operate, and, upon request of the Administrative Agent or any Lender, furnish to the Administrative Agent or such Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Loan Parties. The Borrowers shall cause each issuer of an insurance policy to provide the Administrative Agent with an endorsement (i) showing the Administrative Agent as loss payee with respect to each policy of property or casualty insurance and naming the Administrative Agent as an additional insured with respect to each policy of liability insurance, (ii) providing that at least 15 days’ notice will be given to the Administrative Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to the Administrative Agent. The Borrowers shall deliver to the Administrative Agent an endorsement, in form and substance satisfactory to the Administrative Agent, of each business interruption insurance policy maintained by the Borrowers, showing the Administrative Agent as an additional insured and lender loss payee.

(A) UNLESS THE BORROWERS PROVIDE THE ADMINISTRATIVE AGENT WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, THE ADMINISTRATIVE AGENT MAY PURCHASE INSURANCE AT THE BORROWERS’ EXPENSE TO PROTECT THE ADMINISTRATIVE AGENT’S AND THE LENDERS’ INTERESTS IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT ANY LOAN PARTY’S INTERESTS. THE COVERAGE THAT THE ADMINISTRATIVE AGENT PURCHASES MAY NOT PAY ANY CLAIM THAT IS MADE AGAINST ANY LOAN PARTY IN CONNECTION WITH THE COLLATERAL. THE BORROWERS MAY LATER CANCEL ANY INSURANCE PURCHASED BY THE ADMINISTRATIVE AGENT, BUT ONLY AFTER PROVIDING THE ADMINISTRATIVE AGENT WITH EVIDENCE THAT THE BORROWERS HAVE OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF THE ADMINISTRATIVE AGENT PURCHASES INSURANCE FOR THE COLLATERAL, THE BORROWERS WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT MAY BE IMPOSED WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE

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CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE PRINCIPAL AMOUNT OF THE LOANS OWING HEREUNDER. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF THE INSURANCE THE LOAN PARTIES MAY BE ABLE TO OBTAIN ON THEIR OWN.

10.4.        Compliance with Laws; Payment of Taxes and Liabilities.

(a)    Comply, and cause each other Loan Party to comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; (b) without limiting clause (a) above, ensure, and cause each other Loan Party to ensure, that no person who owns a controlling interest in or otherwise controls a Loan Party is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, (c) without limiting clause (a) above, comply, and cause each other Loan Party to comply, with all applicable Bank Secrecy Act (“BSA”) and anti-money laundering laws and regulations and (d) pay, and cause each other Loan Party to pay, prior to delinquency, all taxes and other governmental charges against it or any collateral, as well as claims of any kind which, if unpaid, would become a Lien on any of its property; provided that the foregoing shall not require any Loan Party to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any collateral, such contest proceedings shall stay the foreclosure of such Lien or the sale of any portion of the collateral to satisfy such claim.

10.5.        Maintenance of Existence, etc. Maintain and preserve, and (subject to Section 11.6) cause each other Loan Party to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect).

10.6.        Use of Proceeds. Use the proceeds of the Loans, and the Letters of Credit, solely to finance the IZI Acquisition, to refinance certain existing Debt, for working capital purposes, for Acquisitions permitted by Section 11.5, for Capital Expenditures and for other general business purposes; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any Margin Stock.

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10.7.        Employee Benefit Plans.

(a)            Maintain, and cause each other member of the Controlled Group to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

(b)           Make, and cause each other member of the Controlled Group to make, on a timely basis, all required contributions to any Multiemployer Pension Plan.

(c)            Not, and not permit any other member of the Controlled Group to (i) seek a waiver of the minimum funding standards under Section 302(c) of ERISA, (ii) terminate or withdraw from any Pension Plan or Multiemployer Pension Plan or (iii) take any other action with respect to any Pension Plan that would reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Pension Plan, unless the actions or events described in clauses (i), (ii) and (iii) individually or in the aggregate would not have a Material Adverse Effect.

10.8.        Environmental Matters. If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of any Loan Party in violation of Environmental Laws, each Borrower shall, or shall cause the applicable Loan Party to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets consistent with their current use. Without limiting the generality of the foregoing, each Borrower shall, and shall cause each other Loan Party to, comply with any Federal or state judicial or administrative order requiring the performance at any real property of any Loan Party of activities in response to the release or threatened release of a Hazardous Substance.

10.9.        Further Assurances. Take, and cause each other Loan Party to take, such actions as are necessary or as the Administrative Agent or the Required Lenders may reasonably request from time to time to ensure that the Obligations of each Loan Party under the Loan Documents are secured by perfected Liens on substantially all of the personal property assets (other than Excluded Assets) of the Borrowers and each Domestic Subsidiary other than an Inactive Subsidiary (as well as all Capital Securities of each Domestic Subsidiary and 65% of all Capital Securities of each direct Foreign Subsidiary) and guaranteed by each Domestic Subsidiary and that each Loan Party has executed and delivered a Negative Pledge Agreement on all real property owned by such Loan Party (including, upon the acquisition or creation thereof, any such Subsidiary acquired or created after the Closing Date), in each case as the Administrative Agent may determine, including (a) the execution and delivery of guaranties, security agreements, pledge agreements, financing statements and other documents, and the filing or recording of any of the foregoing and (b) the delivery

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of certificated securities and other Collateral with respect to which perfection is obtained by possession; provided that neither the Borrowers, nor any other Loan Party shall be required to take any actions to perfect the Lien of the Administrative Agent on vehicles with an aggregate value of $100,000 or less and any other assets as to which the Administrative Agent has determined in its sole discretion that the collateral value thereof is insufficient to justify the difficulty, time and/or expense of obtaining a perfected security interest therein. Without limiting the foregoing, the Borrowers shall, promptly following consummation of the IZI Acquisition, cause IZI to execute and deliver a joinder to the Guaranty and Security Agreement satisfactory to the Administrative Agent, together with the other documents contemplated by this Section 10.9.

10.10.    Deposit Accounts. Unless the Administrative Agent otherwise consents in writing, in order to facilitate the Administrative Agent’s and the Lenders’ maintenance and monitoring of their security interests in the collateral, maintain all of their principal deposit accounts with the Administrative Agent or its Affiliates or any Lender or at other financial institutions reasonably acceptable to the Administrative Agent (the Administrative Agent hereby acknowledges that U.S. Bank National Association shall be deemed acceptable to it for purposes hereof), in each case so long as a control agreement has been entered into with such depository and the Administrative Agent.

section 11  NEGATIVE COVENANTS

Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, each Borrower agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

11.1.        Debt. Not, and not permit any other Loan Party to, create, incur, assume or suffer to exist any Debt, except:

(a)            Obligations under this Agreement and the other Loan Documents;

(b)           Debt secured by Liens permitted by Section 11.2(d), and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Debt at any time outstanding shall not exceed $5,000,000;

(c)            Debt of any Loan Party to another Loan Party or, to the extent permitted under Section 11.10 hereof, Debt of any Subsidiary to any Loan Party or of any Loan Party to any Subsidiary; provided that such Debt shall be evidenced by a demand note in form and substance reasonably satisfactory to the Administrative Agent and pledged and delivered to the Administrative Agent pursuant to the Collateral Documents as additional collateral security for the Obligations, and the obligations under such demand note shall be subordinated to the Obligations of the Borrowers hereunder in a manner reasonably satisfactory to the Administrative Agent;

(d)           Subordinated Debt not exceeding $5,000,000 at any time outstanding;

(e)            Hedging Obligations incurred in favor of a Lender or an Affiliate thereof for bona fide hedging purposes and not for speculation;

(f)             Debt described on Schedule 11.1 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;

(g)            Endorsements for collection or deposit of any commercial paper secured in the ordinary course of business;

(h)            Guaranties of Debt otherwise permitted hereunder;

(i)              Debt assumed by any Loan Party in connection with an Acquisition permitted by Section 11.5 so long as the amount thereof does not exceed 50% of the total consideration to be paid by such Loan Party in respect of such Acquisition and no more than $1,000,000 of such assumed Debt is secured;

(j)             Contingent Liabilities arising with respect to customary indemnification obligations in favor of sellers in connection with Acquisitions permitted under Section 11.5 and purchasers in connection with dispositions permitted under Section 11.5; and

(k)           other unsecured Debt, in addition to the Debt listed above, in an aggregate outstanding amount not at any time exceeding $10,000,000.

11.2.        Liens. Not, and not permit any other Loan Party to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

(a)            Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

(b)           Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;

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(c)            Liens described on Schedule 11.2 as of the Closing Date;

(d)           subject to the limitation set forth in Section 11.1(b), (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens existing on property at the time of the acquisition thereof by any Loan Party (and not created in contemplation of such acquisition) and (iii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 90 days of the acquisition thereof and attaches solely to the property so acquired

(e)            Liens securing Debt permitted by Section 11.1(i);

(f)             attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $5,000,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

(g)            easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of any Loan Party; and

(h)            Liens arising under the Loan Documents.

11.3.        Restricted Payments. Not, and not permit any other Loan Party to, make or set aside funds for any Restricted Payment Notwithstanding the foregoing, (i) any Subsidiary may pay dividends or make other distributions to any Borrower or to any other Loan Party; (ii) so long as no Event of Default or Unmatured Event of Default exists or would result therefrom, the Loan Parties may make Restricted Payments.

11.4.        Subordinated Debt. Not make any payments on Subordinated Debt except to the extent permitted under the Subordination Agreement applicable thereto.

11.5.        Mergers, Consolidations, Sales. Not, and not permit any other Loan Party to, (a) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any Capital Securities of any class of, or any partnership or joint venture interest in, any other Person, (b) sell, transfer, convey or lease all or any substantial part of its assets or Capital Securities (including the sale of Capital Securities of any Subsidiary) except for sales of inventory in the ordinary course of business, or (c) sell or assign with or without recourse any receivables, except for (i) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary into any Borrower or into any other domestic Wholly-Owned Subsidiary; (ii) any such purchase or other acquisition by any Borrower or any domestic Wholly-Owned Subsidiary of the assets or Capital Securities of any Wholly-Owned Subsidiary; (iii) sales and dispositions of assets (including the Capital Securities of Subsidiaries) for at least fair market value (as determined by the Board of Directors of the applicable Borrower) so long as the net book value of all assets

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sold or otherwise disposed of in any Fiscal Year does not exceed 5% of the net book value of the consolidated assets of the Loan Parties as of the last day of the preceding Fiscal Year; (iv) any Loan Party may merge, consolidate, amalgamate or purchase or acquire the assets of (or engage in a disposition to) or dissolve into any other Loan Party or Subsidiary in a transaction in which such Loan Party is the surviving entity; and (v) any Acquisition by the Borrower or any domestic Wholly-Owned Subsidiary where:

(A)              the business or division acquired are for use, or the Person acquired is engaged, in the businesses engaged in by the Loan Parties on the Closing Date;

(B)              immediately before and after giving effect to such Acquisition, no Event of Default or Unmatured Event of Default shall exist;

(C)              the aggregate consideration to be paid by the Loan Parties (including any Debt assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP) in connection with such Acquisition (or any series of related Acquisitions) is equal to or less than $20,000,000 provided that with the prior written consent of the Required Lenders, such amount may exceed $20,000,000 and if greater than $50,000,000, the target shall have been audited by a nationally recognized accounting firm or have undergone review by an accounting firm acceptable to the Administrative Agent as a part of the Acquisition due diligence;

(D)              immediately after giving effect to such Acquisition, the Borrowers are in pro forma compliance with all the financial ratios and restrictions set forth in Section 11.13 , provided that the pro forma Leverage Ratio shall be 25 basis points below the maximum Leverage Ratio specified in section 11.13.3 hereof;

(E)               in the case of the Acquisition of any Person, the board of directors or similar governing body of such Person has approved such Acquisition;

(F)               if the aggregate consideration to be paid by the Loan Parties in connection with such Acquisition is greater than $6,000,000, then reasonably prior to such Acquisition, the Administrative Agent shall have received complete executed or conformed copies of each material document, instrument and agreement to be executed in connection with such Acquisition together with all lien search reports and lien release letters and other documents as the Administrative Agent may require to evidence the termination of Liens on the assets or business to be acquired;

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(G)              if the aggregate consideration to be paid by the Loan Parties in connection with such Acquisition is greater than $6,000,000, then not less than ten Business Days prior to such Acquisition, the Administrative Agent shall have received an acquisition summary with respect to the Person and/or business or division to be acquired, such summary to include a reasonably detailed description thereof (including financial information) and operating results (including financial statements for the most recent 12 month period for which they are available and as otherwise available), the terms and conditions, including economic terms, of the proposed Acquisition, and the Borrowers’ calculation of pro forma EBITDA relating thereto;

(H)              the Administrative Agent and Required Lenders shall have approved the Borrowers’ computation of pro forma EBITDA and the same shall be positive on a pro forma basis for the trailing 12 month period;

(I)                 consents have been obtained in favor of the Administrative Agent and the Lenders to the collateral assignment of rights and indemnities under the related acquisition documents and opinions of counsel for the Loan Parties and (if delivered to the Loan Party) the selling party in favor of the Administrative Agent and the Lenders have been delivered;

(J)                the provisions of Section 10.9 have been satisfied; and

(K)             if the Acquisition is structured as a merger, the applicable Loan Party is the surviving entity.

11.6.        Modification of Organizational Documents. Not permit the charter, by-laws or other organizational documents of any Loan Party to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of the Lenders; not change, or allow any Loan Party to change, its state of formation or its organizational form without at least 30 days’ prior written notice to the Administrative Agent.

11.7.        Transactions with Affiliates. Not, and not permit any other Loan Party to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Loan Parties) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates; provided that this Section 11.7 shall not apply to (i) transactions between or among the Loan Parties and (ii) any Restricted Payment permitted by Section 11.3.

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11.8.        Inconsistent Agreements. Not, and not permit any other Loan Party to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by any Borrower hereunder or by the performance by any Loan Party of any of its Obligations hereunder or under any other Loan Document, (b) prohibit any Loan Party from granting to the Administrative Agent and the Lenders, a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to any Borrower or any other Subsidiary, or pay any Debt owed to any Borrower or any other Subsidiary, (ii) make loans or advances to any Loan Party or (iii) transfer any of its assets or properties to any Loan Party, other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder (B) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt and (C) customary provisions in leases and other contracts restricting the assignment thereof.

11.9.        Business Activities. Not, and not permit any other Loan Party to, engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto.

11.10.    Investments. Not, and not permit any other Loan Party to, make or permit to exist any Investment in any other Person, except the following:

(a)            Investments by any Loan Party in any other Loan Party;

(b)           Investments constituting Debt permitted by Section 11.1;

(c)            Contingent Liabilities constituting Debt permitted by Section 11.1 or Liens permitted by Section 11.2;

(d)           Cash Equivalent Investments;

(e)            bank deposits in the ordinary course of business;

(f)             Investments in Wholly-Owned Subsidiaries, joint ventures and other Investments in an aggregate amount not to exceed $20,000,000 at any time following the Closing Date;

(g)            Investments in securities of account debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors;

(h)            Investments to consummate Acquisitions permitted by Section 11.5; and

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(i)              Investments listed on Schedule 11.10 as of the Closing Date.

provided that (x) any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; (y) no Investment otherwise permitted by clause (b), (c), or (h) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default exists.

11.11.    Restriction of Amendments to Certain Documents. Not amend or otherwise modify, or waive any rights under any IZI Acquisition Agreement or Subordinated Debt Documents if, in any case, such amendment, modification or waiver could be adverse to the interests of the Lenders.

11.12.    Fiscal Year. Not change its Fiscal Year.

11.13.    Financial Covenants.

11.13.1                        Net Worth. Not permit Net Worth to be less than $65,000,000 at any time.

11.13.2                        Fixed Charge Coverage Ratio. Not permit the Fixed Charge Coverage Ratio for any Computation Period to be less than the applicable ratio set forth below for such Computation Period:

Computation Period Ending	Fixed Charge Coverage Ratio
December 31, 2011 through December 31, 2012	1.15 to 1.00
March 31, 2013 through December 31, 2013	1.25 to 1.00
March 31, 2014 and all times thereafter	1.35 to 1.00

11.13.3                        Leverage Ratio. Not permit the Leverage Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below for such Computation Period:

Computation Period Ending	Leverage Ratio
December 31, 2011 through June 30, 2013	3.00 to 1.00
September 30, 2013 through March 31, 2014	2.75 to 1.00
June 30, 2014 and all times thereafter	2.50 to 1.00

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section 12  EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

The obligation of each Lender to make its Loans and of the Issuing Lender to issue Letters of Credit is subject to the following conditions precedent:

12.1.        Initial Credit Extension. The obligation of the Lenders to make the initial Loans and the obligation of the Issuing Lender to issue its initial Letter of Credit (whichever first occurs) is, in addition to the conditions precedent specified in Section 12.2, subject to the conditions precedent that (a) all Debt to be repaid has been (or concurrently with the initial borrowing will be) paid in full, and that all agreements and instruments governing the Debt to be repaid and that all Liens securing such Debt to be repaid have been (or concurrently with the initial borrowing will be) terminated and (b) the Administrative Agent shall have received (i) evidence, reasonably satisfactory to the Administrative Agent, that (i) after giving effect to the initial borrowings hereunder, there shall be not less than $30,000,000 in unused availability under the Revolving Commitments, (ii) pro forma EBITDA for the most recently ended twelve months through June 30, 2011 is at least $51,000,000 and that pro forma Total Leverage Ratio for such period is less than 2.75 to 1.00, each calculated as of the Closing Date after giving effect to the initial borrowings hereunder, (iii) Helen Zinreich Shafer and David A. Zinreich, have been retained as part of IZI’s management team ; (iv) evidence, reasonably satisfactory to the Administrative Agent, that Landauer has completed, or concurrently with the initial credit extension hereunder will complete, the IZI Acquisition in accordance with the terms of the IZI Acquisition Agreements (without any amendment thereto or waiver thereunder unless consented to by the Lenders); and (v) all of the following, each duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to the Administrative Agent), in form and substance satisfactory to the Administrative Agent (and the date on which all such conditions precedent have been satisfied or waived in writing by the Administrative Agent and the Lenders is called the “Closing Date”):

12.1.1    Notes. A Note for each Lender requesting the same.

12.1.2    Authorization Documents. For each Loan Party, such Person’s (a) charter (or similar formation document), certified by the appropriate governmental authority; (b) good standing certificates in its state of incorporation (or formation) and in each other state requested by the Administrative Agent; (c) bylaws (or similar governing document); (d) resolutions of its board of directors (or similar governing body) approving and authorizing such Person’s execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; and (e) signature and incumbency certificates of its officers executing any of the Loan Documents (it being understood that the Administrative Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein), all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.

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12.1.3    Consents, etc. Certified copies of all documents evidencing any necessary consents and governmental approvals (if any) required for the execution, delivery and performance by the Loan Parties of the documents referred to in this Section 12.

12.1.4    Letter of Direction. A letter of direction containing funds flow information with respect to the proceeds of the Loans on the Closing Date.

12.1.5    Guaranty and Security Agreement. A counterpart of the Guaranty and Security Agreement executed by each Loan Party, together with all instruments, transfer powers and other items required to be delivered in connection therewith.

12.1.6    Negative Pledge Agreements. With respect to each parcel of real property owned by any Loan Party, a Negative Pledge Agreement.

12.1.7    Opinions of Counsel. Opinions of counsel for each Loan Party, including local counsel reasonably requested by the Administrative Agent, and all other opinions issued pursuant to the IZI Acquisition together with a reliance letter in favor of the Administrative Agent and the Lenders in connection therewith.

12.1.8    Insurance. Evidence of the existence of insurance required to be maintained pursuant to Section 10.3(b), together with evidence that the Administrative Agent has been named as a lender’s loss payee and an additional insured on all related insurance policies.

12.1.9    Copies of Documents. Copies of the IZI Acquisition Agreements certified by the secretary or assistant secretary (or similar officer) of the Borrowers as being true, accurate and complete.

12.1.10    Payment of Fees. Evidence of payment by the Borrowers of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with all Attorney Costs of the Administrative Agent to the extent invoiced prior to the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Administrative Agent’s reasonable estimate of Attorney Costs incurred or to be incurred by the Administrative Agent through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Borrowers and the Administrative Agent).

12.1.11    Solvency Certificate. A Solvency Certificate executed by a Senior Officer of the Borrowers.

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12.1.12    Pro Forma.

(a)            A consolidated pro forma consolidated balance sheet of Landauer and its Subsidiaries as at September 30, 2011, adjusted to give effect to the consummation of the IZI Acquisition and the financings contemplated hereby as if such transactions had occurred on such date, consistent in all material respects with the sources and uses of cash as previously described to the Lenders and the forecasts previously provided to the Lenders.

12.1.13     Search Results; Lien Terminations. Certified copies of Uniform Commercial Code search reports dated a date reasonably near to the Closing Date, listing all effective financing statements which name any Loan Party (under their present names and any previous names) as debtors, together with (a) copies of such financing statements, (b) payoff letters (“Payoff Letters” evidencing repayment in full of all Debt to be repaid, the termination of all agreements relating thereto and the release of all Liens granted in connection therewith, with Uniform Commercial Code or other appropriate termination statements and documents effective to evidence the foregoing (other than Liens permitted by Section 11.2) and (c) such other Uniform Commercial Code termination statements as the Administrative Agent may reasonably request.

12.1.14    Filings, Registrations and Recordings. The Administrative Agent shall have received each document (including Uniform Commercial Code financing statements) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the collateral described therein, prior to any other Liens (subject only to Liens permitted pursuant to Section 11.2), in proper form for filing, registration or recording.

12.1.15    Closing Certificate, Consents and Permits. A certificate executed by an officer of the Borrowers on behalf of the Borrowers certifying (a) the matters set forth in Section 12.2.1 as of the Closing Date and (b) the occurrence of the closing of the IZI Acquisition and that such closing has been consummated in accordance with the terms of the IZI Acquisition Agreements without waiver of any material condition thereof; together with evidence that (i) all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by any Borrower in connection with the IZI Acquisition have been duly obtained and are in full force and effect and (ii) all material permits necessary for the operation of any business(es) acquired in connection with the IZI Acquisition have been obtained.

12.1.16   Other. Such other documents as the Administrative Agent or any Lender may reasonably request.

12.2.        Conditions. The obligation (a) of each Lender to make each Loan and (b) of the Issuing Lender to issue each Letter of Credit is subject to the following further conditions precedent that:

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12.2.1    Compliance with Warranties, No Default, etc. Both before and after giving effect to any borrowing and the issuance of any Letter of Credit, the following statements shall be true and correct:

(a)            the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

(b)           no Event of Default or Unmatured Event of Default shall have then occurred and be continuing.

12.2.2    Confirmatory Certificate. If requested by the Administrative Agent or any Lender, the Administrative Agent shall have received (in sufficient counterparts to provide one to each Lender) a certificate dated the date of such requested Loan or Letter of Credit and signed by a duly authorized representative of the Borrowers as to the matters set out in Section 12.2.1 (it being understood that each request by the Borrowers for the making of a Loan or the issuance of a Letter of Credit shall be deemed to constitute a representation and warranty by each Borrower that the conditions precedent set forth in Section 12.2.1 will be satisfied at the time of the making of such Loan or the issuance of such Letter of Credit), together with such other documents as the Administrative Agent or any Lender may reasonably request in support thereof.

Section 13  EVENTS OF DEFAULT AND THEIR EFFECT.

13.1.        Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

13.1.1    Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for three (3) Business Days, in the payment when due of any interest, fee, reimbursement obligation with respect to any Letter of Credit or other amount payable by any Borrower hereunder or under any other Loan Document.

13.1.2    Non-Payment of Other Debt. Any default shall occur under the terms applicable to any Debt of any Loan Party in an aggregate amount (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $5,000,000 and such default shall (a) consist of the failure to pay such Debt when due, whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require any Loan Party to purchase or redeem such Debt or post cash collateral in respect thereof) prior to its expressed maturity.

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13.1.3    Bankruptcy, Insolvency, etc. Any Loan Party becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Loan Party applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Loan Party or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Loan Party or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any Loan Party, and if such case or proceeding is not commenced by such Loan Party, it is consented to or acquiesced in by such Loan Party, or remains for 60 days undismissed; or any Loan Party takes any action to authorize, or in furtherance of, any of the foregoing.

13.1.4    Non-Compliance with Loan Documents. (a) Failure by any Loan Party to comply with or to perform any covenant set forth in Sections 10.1.5, 10.3(b) or 10.5 or Section 11; or (b) failure by any Loan Party to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 13) and continuance of such failure described in this clause (b) for 30 days.

13.1.5    Representations; Warranties. Any representation or warranty made by any Loan Party herein or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by any Loan Party to the Administrative Agent or any Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

13.1.6    Pension Plans. (a)  Any Person institutes steps to terminate a Pension Plan if as a result of such termination any Borrower or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $5,000,000; (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA; or (c) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Borrower or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $5,000,000.

13.1.7    Judgments. Final judgments which exceed an aggregate of $1,000,000 shall be rendered against any Loan Party and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

13.1.8    Invalidity of Collateral Documents, etc. Any Collateral Document shall cease to be in full force and effect; or any Loan Party (or any Person by, through or on behalf of any Loan Party) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

13.1.9    Invalidity of Subordination Provisions, etc. Any subordination provision in any document or instrument governing Subordinated Debt, or any subordination provision in any guaranty by any Subsidiary of any Subordinated Debt, shall cease to be in full force and effect, or any Loan Party or any other Person (including the holder of any applicable Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision.

13.1.10    Change of Control. A Change of Control shall occur.

13.2.        Effect of Event of Default. If any Event of Default described in Section 13.1.3 shall occur in respect of any Borrower, the Commitments shall immediately terminate and the Loans and all other Obligations hereunder shall become immediately due and payable and the Borrowers shall become immediately jointly and severally obligated to Cash Collateralize all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Administrative Agent may (and, upon the written request of the Required Lenders shall) declare the Commitments to be terminated in whole or in part and/or declare all or any part of the Loans and all other Obligations hereunder to be due and payable and/or demand that the Borrowers immediately Cash Collateralize all or any Letters of Credit, whereupon the Commitments shall immediately terminate (or be reduced, as applicable) and/or the Loans and other Obligations hereunder shall become immediately due and payable (in whole or in part, as applicable) and/or the Borrowers shall immediately become jointly and severally obligated to Cash Collateralize the Letters of Credit (all or any, as applicable), all without presentment, demand, protest or notice of any kind. The Administrative Agent shall promptly advise the Borrowers of any such declaration, but failure to do so shall not impair the effect of such declaration. Any cash collateral delivered hereunder shall be held by the Administrative Agent (without liability for interest thereon) and applied to the Obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by the Administrative Agent to any remaining Obligations hereunder and any excess shall be delivered to the Borrowers or as a court of competent jurisdiction may elect.

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section 14  THE AGENTS.

14.1.        Appointment and Authorization. Each Lender hereby irrevocably (subject to Section 14.10) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

14.2.        Issuing Lender. The Issuing Lender shall act on behalf of the Lenders (according to their Pro Rata Shares) with respect to any Letters of Credit issued by it and the documents associated therewith. The Issuing Lender shall have all of the benefits and immunities (a) provided to the Administrative Agent in this Section 14 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent”, as used in this Section 14, included the Issuing Lender with respect to such acts or omissions and (b) as additionally provided in this Agreement with respect to the Issuing Lender.

14.3.        Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

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14.4.        Exculpation of Administrative Agent. None of the Administrative Agent nor any of its directors, officers, employees or agents shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence or willful misconduct in connection with its duties expressly set forth herein as determined by a final, nonappealable judgment by a court of competent jurisdiction), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or Affiliate of any Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (or the creation, perfection or priority of any Lien or security interest therein), or for any failure of any Borrower or any other party to any Loan Document to perform its Obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any Subsidiaries of any Borrower or Affiliates.

14.5.        Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, electronic mail message, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify the Administrative Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon each Lender. For purposes of determining compliance with the conditions specified in Section 12, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

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14.6.        Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or any Borrower referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a “notice of default”. The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with Section 13; provided that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

14.7.        Credit Decision. Each Lender acknowledges that the Administrative Agent has not made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender as to any matter, including whether the Administrative Agent has disclosed material information in its possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties, and made its own decision to enter into this Agreement and to extend credit to any Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of any Borrower which may come into the possession of the Administrative Agent.

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14.8.        Indemnification. Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand the Administrative Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), according to its applicable Pro Rata Share, from and against any and all Indemnified Liabilities (as hereinafter defined); provided that no Lender shall be liable for any payment to any such Person of any portion of the Indemnified Liabilities to the extent determined by a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the applicable Person’s own gross negligence or willful misconduct. No action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs and Taxes) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of the Administrative Agent.

14.9.        Administrative Agent in Individual Capacity. BMO and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Loan Parties and Affiliates as though BMO were not the Administrative Agent hereunder and without notice to or consent of any Lender. Each Lender acknowledges that, pursuant to such activities, BMO or its Affiliates may receive information regarding any Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Borrower or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to their Loans (if any), BMO and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though BMO were not the Administrative Agent, and the terms “Lender” and “Lenders” include BMO and its Affiliates, to the extent applicable, in their individual capacities.

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14.10.    Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall, with (so long as no Event of Default exists) the consent of the Borrowers (which shall not be unreasonably withheld or delayed), appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor agent, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 14 and Sections 15.5 and 15.16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

14.11.    Collateral Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, (a) to release any Lien granted to or held by the Administrative Agent under any Collateral Document (i) upon termination of the Commitments and payment in full of all Loans and all other obligations of the Borrowers hereunder and the expiration or termination of all Letters of Credit; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or (iii) subject to Section 15.1, if approved, authorized or ratified in writing by the Required Lenders; or (b) to subordinate its interest in any Collateral to any holder of a Lien on such Collateral which is permitted by Section 11.2(d)(i) or (d)(iii) (it being understood that the Administrative Agent may conclusively rely on a certificate from any Borrower in determining whether the Debt secured by any such Lien is permitted by Section 11.1(b)). Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release, or subordinate its interest in, particular types or items of Collateral pursuant to this Section 14.11. Each Lender hereby authorizes the Administrative Agent to give blockage notices in connection with any Subordinated Debt at the direction of Required Lenders and agrees that it will not act unilaterally to deliver such notices.

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14.12.    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 5, 15.5 and 15.17) allowed in such judicial proceedings; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 5, 15.5 and 15.17.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

14.13.    Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger”, if any, shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

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section 15  GENERAL.

15.1.        Waiver; Amendments. No delay on the part of the Administrative Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by Lenders having an aggregate Pro Rata Shares of not less than the aggregate Pro Rata Shares expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall (a) extend or increase the Commitment of any Lender without the written consent of such Lender, (b) extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Loans or any fees payable hereunder without the written consent of each Lender directly affected thereby, (c) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, without the consent of each Lender directly affected thereby (except for periodic adjustments of interest rates and fees resulting from a change in the Applicable Margin as provided for in this Agreement); or (d) release any party from its obligations under the Guaranty or all or any substantial part of the Collateral granted under the Collateral Documents, change the definition of Required Lenders, any provision of this Section 15.1 or reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent, without, in each case, the written consent of all Lenders. No provision of Section 14 or other provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent. No provision of this Agreement relating to the rights or duties of the Issuing Lender in its capacity as such shall be amended, modified or waived without the consent of the Issuing Lender. No provision of this Agreement relating to the rights or duties of the Swing Line Lender in its capacity as such shall be amended, modified or waived without the consent of the Swing Line Lender. If, in connection with any proposed amendment, waiver or consent requiring the consent of each Lender, each Lender affected thereby or any other similar standard, the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then Landauer may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to Landauer and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment Agreement and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with assignment requirements as set forth in this Agreement, and (ii)

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Landauer shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by Landauer hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 7.6 and 8.1, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 8.4 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

15.2.        Confirmations. Each Borrower and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Administrative Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

15.3.        Notices. Except as otherwise provided in Sections 2.2.2 and 2.2.3, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Annex B or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Sections 2.2.2 and 2.2.3, the Administrative Agent shall be entitled to rely on telephonic instructions from any person that the Administrative Agent in good faith believes is an authorized officer or employee of any Borrower, and the Borrowers shall hold the Administrative Agent and each other Lender harmless from any loss, cost or expense resulting from any such reliance.

15.4.        Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if the Borrowers notify the Administrative Agent that the Borrowers wish to amend any covenant in Sections 10 or 11.13 (or any related definition) to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrowers that the Required Lenders wish to amend Sections 10 or 11.13 (or any related definition) for such purpose), then the Borrowers’ compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant (or related definition) is amended in a manner satisfactory to the Borrowers and the Required Lenders.

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15.5.        Costs, Expenses and Taxes. The Borrowers jointly and severally agree to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent (including Attorney Costs and any Taxes) in connection with the preparation, execution, syndication, delivery and administration (including perfection and protection of any Collateral and the costs of Intralinks (or other similar service), if applicable) of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), whether or not the transactions contemplated hereby or thereby shall be consummated, and all reasonable out-of-pocket costs and expenses (including Attorney Costs and any Taxes) incurred by the Administrative Agent and each Lender after an Event of Default in connection with the collection of the Obligations or the enforcement of this Agreement the other Loan Documents or any such other documents or during any workout, restructuring or negotiations in respect thereof. In addition, the Borrowers jointly and severally agree to pay, and to save the Administrative Agent and the Lenders harmless from all liability for, any fees of any Borrower’s auditors in connection with any reasonable exercise by the Administrative Agent and the Lenders of their rights pursuant to Section 10.2. All Obligations provided for in this Section 15.5 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit and termination of this Agreement.

15.6.        Assignments; Participations.

15.6.1    Assignments.

(a)            Any Lender may at any time assign to one or more Persons (any such Person, an “Assignee”) all or any portion of such Lender’s Loans and Commitments, with the prior written consent of the Administrative Agent, the Issuing Lender (for an assignment of the Revolving Loans and the Revolving Commitments) and, so long as no Event of Default exists, the Borrowers (which consents shall not be unreasonably withheld or delayed and shall not be required for an assignment by a Lender to a Lender or an Affiliate of a Lender or an Approved Fund). Except as the Administrative Agent may otherwise agree, any such assignment shall be in a minimum aggregate amount equal to $5,000,000 or, if less, the remaining Commitment and Loans held by the assigning Lender. The Borrowers and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Assignee until the Administrative Agent shall have received and accepted an effective assignment agreement in substantially the form of Exhibit C hereto (an “Assignment Agreement”) executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500. No assignment may be made to any Person if at the time of such assignment the Borrowers would be obligated to pay any greater amount under Sections 7.6 or 8 to the Assignee than the Borrowers are then obligated to pay to the assigning Lender

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under such Sections (and if any assignment is made in violation of the foregoing, the Borrowers will not be required to pay such greater amounts). Any attempted assignment not made in accordance with this Section 15.6.1 shall be treated as the sale of a participation under Section 15.6.2. The Borrowers shall be deemed to have granted their consent to any assignment requiring their consent hereunder unless the Borrowers have expressly objected to such assignment within five (5) Business Days after notice thereof.

(b)           From and after the date on which the conditions described above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, the Borrowers shall execute and deliver to the Administrative Agent for delivery to the Assignee (and, as applicable, the assigning Lender) a Note in the principal amount of the Assignee’s Pro Rata Share of the Revolving Commitments (and, as applicable, a Note in the principal amount of the Pro Rata Share of the Revolving Commitments retained by the assigning Lender). Each such Note shall be dated the effective date of such assignment. Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to the Borrowers any prior Note held by it.

(c)            Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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15.6.2    Participations. Any Lender may at any time sell to one or more Persons participating interests in its Loans, Commitments or other interests hereunder (any such Person, a “Participant”). In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender’s obligations hereunder shall remain unchanged for all purposes, (b) the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder and (c) all amounts payable by the Borrowers shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 15.1 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. Each Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in Section 7.5. Each Borrower also agrees that each Participant shall be entitled to the benefits of Section 7.6 or 8 as if it were a Lender (provided that on the date of the participation no Participant shall be entitled to any greater compensation pursuant to Section 7.6 or 8 than would have been paid to the participating Lender on such date if no participation had been sold and that each Participant complies with Section 7.6(d) as if it were an Assignee).

15.7.        Register. The Administrative Agent shall maintain a copy of each Assignment Agreement delivered and accepted by it and register (the “Register”) for the recordation of names and addresses of the Lenders and the Commitment of each Lender from time to time and whether such Lender is the original Lender or the Assignee. No assignment shall be effective unless and until the Assignment Agreement is accepted and registered in the Register. All records of transfer of a Lender’s interest in the Register shall be conclusive, absent manifest error, as to the ownership of the interests in the Loans. The Administrative Agent shall not incur any liability of any kind with respect to any Lender with respect to the maintenance of the Register.

15.8.        GOVERNING LAW. THIS AGREEMENT AND EACH NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

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15.9.        Confidentiality. As required by federal law and the Administrative Agent's policies and practices, the Administrative Agent may need to obtain, verify, and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services. The Administrative Agent and each Lender shall (using efforts the Administrative Agent or such Lender applies to maintain the confidentiality of its own confidential information) maintain as confidential all information provided to them by any Loan Party and designated as confidential, except that the Administrative Agent and each Lender may disclose such information (a) to Persons employed or engaged by the Administrative Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 15.9 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by the Administrative Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of the Administrative Agent’s or such Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which the Administrative Agent or such Lender is a party; (f) to any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender; (g) to any Affiliate of the Administrative Agent, the Issuing Lender or any other Lender who may provide Bank Products to, or enter into Hedging Agreements with, the Loan Parties; or (h) that ceases to be confidential through no fault of the Administrative Agent or any Lender. Notwithstanding the foregoing, each Borrower consents to the publication by the Administrative Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement, and the Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

15.10.    Joint and Several Liability

(a)            Each Borrower agrees that it is jointly and severally liable to the Administrative Agent and each Lender for the payment of all obligations arising under this Agreement, and that such liability is independent of the obligations of the other Borrowers. Each obligation, promise, covenant, representation and warranty in this Agreement shall be deemed to have been made by, and be binding upon, each Borrower, unless this Agreement expressly provides otherwise. The Administrative Agent or any Lender may bring an action against any Borrower, whether an action is brought against the other Borrower.

(b)           Each Borrower agrees that any release which may be given by the Administrative Agent or any Lender to another Borrower will not release such Borrower from its obligations under this Agreement.

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(c)            Each Borrower waives any right to assert against the Administrative Agent or any Lender any defense, setoff, counterclaim, or claims which such Borrower may have against another Borrower or any other party liable to the Administrative Agent or any Lender for the obligations of the Borrowers under this Agreement.

(d)           Each Borrower waives any defense by reason of any other Borrower’s or any other person’s defense (other than the defense of payment), disability, or release from liability. The Administrative Agent or any Lender can exercise its rights against each Borrower even if any other Borrower or any other person no longer is liable because of a statute of limitations or for other reasons.

(e)            Each Borrower agrees that it is solely responsible for keeping itself informed as to the financial condition of the other Borrowers and of all circumstances which bear upon the risk of nonpayment. Each Borrower waives any right it may have to require the Administrative Agent or any Lender to disclose to such Borrower any information which the Administrative Agent or any Lender may now or hereafter acquire concerning the financial condition of any other Borrower.

(f)             Each Borrower waives all rights to notices of default or nonperformance by any other Borrower under this Agreement. Each Borrower further waives all rights to notices of the existence or the creation of new indebtedness by any other Borrower and all rights to any other notices to any party liable on any of the credit extended under this Agreement.

(g)            The Borrowers represent and warrant to the Bank that each will derive benefit, directly and indirectly, from the collective administration and availability of credit under this Agreement. The Borrowers agree that neither the Administrative Agent or any Lender will be required to inquire as to the disposition by any Borrower of funds disbursed in accordance with the terms of this Agreement.

(h)            Until all Obligations have been paid in full (other than contingent indemnity obligations for which no claim is pending) and all commitments of the Lenders or facilities provided by the Lenders under this Agreement have been terminated, each Borrower (a) waives any right of subrogation, reimbursement, indemnification and contribution (contractual, statutory or otherwise), including without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, which such Borrower may now or hereafter have against any other Borrower with respect to the indebtedness incurred under this Agreement; (b) waives any right to enforce any remedy which the Administrative Agent or any Lender now has or may hereafter have against any other Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by the Administrative Agent or any Lender.

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(i)              Each Borrower waives any right to require the Administrative Agent or any Lender to proceed against any other Borrower or any other person; proceed against or exhaust any security; or pursue any other remedy. Further, each Borrower consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Borrowers under this Agreement or which, but for this provision, might operate as a discharge of the Borrowers.

15.11.    Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

15.12.    Nature of Remedies. All Obligations of the Borrowers and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

15.13.    Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof (except as relates to the fees described in Section 5.3) and any prior arrangements made with respect to the payment by the Borrowers of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Administrative Agent or the Lenders.

15.14.    Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Lenders shall deemed to be originals.

15.15.    Successors and Assigns. This Agreement shall be binding upon the Borrowers, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Lenders and the Administrative Agent and the successors and assigns of the Lenders and the Administrative Agent. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. No Borrower may assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

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15.16.    Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

15.17.    Customer Identification - USA Patriot Act Notice. Each Lender and BMO (for itself and not on behalf of any other party) hereby notifies the Loan Parties that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or BMO, as applicable, to identify the Loan Parties in accordance with the Act.

15.18.    INDEMNIFICATION BY THE BORROWERS. IN CONSIDERATION OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY THE ADMINISTRATIVE AGENT AND THE LENDERS AND THE AGREEMENT TO EXTEND THE COMMITMENTS PROVIDED HEREUNDER, EACH BORROWER HEREBY AGREES TO INDEMNIFY, EXONERATE AND HOLD THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH OF THE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES AND AGENTS OF THE ADMINISTRATIVE AGENT AND EACH LENDER (EACH A “LENDER PARTY”) FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, LOSSES, LIABILITIES, DAMAGES AND EXPENSES, INCLUDING ATTORNEY COSTS (COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”), INCURRED BY THE LENDER PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (A) ANY TENDER OFFER, MERGER, PURCHASE OF CAPITAL SECURITIES, PURCHASE OF ASSETS (INCLUDING THE IZI ACQUISITION) OR OTHER SIMILAR TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF ANY OF THE LOANS, (B) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY, (C) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY OR THE OPERATIONS CONDUCTED THEREON, (D) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH ANY LOAN PARTY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES OR (E) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF THE LENDER PARTIES, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE APPLICABLE LENDER PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT THE FOREGOING UNDER-

84

TAKING MAY BE UNENFORCEABLE FOR ANY REASON, EACH BORROWER HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 15.18 SHALL SURVIVE REPAYMENT OF THE LOANS, CANCELLATION OF THE NOTES, EXPIRATION OR TERMINATION OF THE LETTERS OF CREDIT, ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY OR ALL OF THE COLLATERAL DOCUMENTS AND TERMINATION OF THIS AGREEMENT.

15.19.    Nonliability of Lenders. The relationship between the Borrowers on the one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Neither the Administrative Agent nor any Lender undertakes any responsibility to any Loan Party to review or inform any Loan Party of any matter in connection with any phase of any Loan Party’s business or operations. Each Borrower agrees, on behalf of itself and each other Loan Party, that neither the Administrative Agent nor any Lender shall have liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. NO LENDER PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH INTRALINKS OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT, NOR SHALL ANY LENDER PARTY HAVE ANY LIABILITY WITH RESPECT TO, AND EACH BORROWER ON BEHALF OF ITSELF AND EACH OTHER LOAN PARTY, HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE). Each Borrower acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party. No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.

85

15.20.    FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

15.21.    WAIVER OF JURY TRIAL. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[signature pages follow]

86

The parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

LANDAUER, INC.

By:	/s/ William E. Saxelby
Name:	William E. Saxelby
Title:	President and Chief Executive Officer

Signature Page to Credit Agreement

87

GLOBAL PHYSICS SOLUTIONS, INC.

By:	/s/ William E. Saxelby
Name:	William E. Saxelby
Title:	President and Chief Executive Officer, Landauer, Inc.

Signature Page to Credit Agreement

88

BMO HARRIS BANK N.A., as Administrative Agent, as Issuing Lender, as Swing Line Lender and as a Lender

By:	/s/ Scott W. Morris
Name:	Scott W. Morris
Title:	Vice President

Signature Page to Credit Agreement

89

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Michael T. Crowe
Name:	Michael T. Crowe
Title:	Vice President

Signature Page to Credit Agreement

90

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Mark LoSchiavo
Name:	Mark LoSchiavo
Title:	Vice President

Signature Page to Credit Agreement

91

FIFTH THIRD BANK

By:	/s/ Gayne Underwood
Name:	Gayne Underwood
Title:	Vice President

Signature Page to Credit Agreements

92

BANK OF AMERICA, N.A.

By:	/s/ Robert W. Hamman
Name:	Robert W. Hamman
Title:	Senior Vice President

Signature Page to Credit Agreement

93

ANNEX A

LENDERS AND PRO RATA SHARES

Lender	Revolving Commitment Amount	Pro Rata Share*/
BMO Harris Bank N.A.	$45,000,000**/	25.71%
PNC Bank, National Association	$40,000,000	22.86%
U.S. Bank National Association	$35,000,000	20.00%
Fifth Third Bank	$35,000,000	20.00%
Bank of America, N.A.	$20,000,000	11.43%
TOTALS	$175,000,000	100%

*/ Carry out to two decimal places.

**/ Includes Swing Line Commitment Amount of $10,000,000.

ANNEX B

ADDRESSES FOR NOTICES

LANDAUER, INC.

2 Science Road

Glenwood, Illinois 60425

Attention: Jeff Volz

Telephone: (708) 755-7000

Facsimile: (708) 755-7016

GLOBAL PHYSICS SOLUTIONS, INC.

2 Science Road
Glenwood, Illinois 60425

Attention: Jeff Volz

Telephone: (708) 755-7000

Facsimile: (708) 755-7016

BMO HARRIS BANK NA

Primary Servicing Contact

115 S. LaSalle – 17th Floor West

Chicago, IL 60603

Attention: Jason Peacock/Janet Pelegrino

HARRIS Agency Services

Telephone: (312) 461-4859/6366

Facsimile: (312) 461-3458

Deal Specialist (Closings-Amendments)

115 S. LaSalle – 17th Floor West

Chicago, IL 60603

Attention: Cynthia Castel

HARRIS Agency Services

Telephone: (312) 461-7664

Facsimile: (312) 765-8078

PNC BANK, NATIONAL ASSOCIATION

Relationship Manager (Credit Contact)

One N. Franklin, 28th Floor

Chicago, IL 60606

Attention: Michael Crowe, Vice President

Telephone: (312) 384-4612

Facsimile: (312) 338-8128

Administrative Contact (Loan Closer) 6750 Miller Road Brecksville, OH 44141 Attention: Holly Brannan Telephone: (440) 546-6762 Facsimile: (877) 733-1117	Administrative Contact (Loan Administrator) 6750 Miller Road Brecksville, OH 44141 Attention: Terra Ford-Eubanks Telephone: (440) 546-7438 Facsimile: (877) 723-1150

Fifth Third Bank

Relationship Manager (Credit Contact)

222 S. Riverside Plaza, 32nd Floor

Chicago, Illinois 60606

Attention: Gayne Underwood, Vice President

Telephone: (312) 704-6243

Facsimile: (312) 704-2980

Administrative Contact (Operation Contact)

5050 Kingsley Drive, 1MOC2B

Madisonville, OH 45263

Attention: Eric Bodenmiller, Commercial Loan Processor

Telephone: (513) 358-9968

Facsimile: (513) 358-3437

U.S. BANK NATIONAL ASSOCIATION

Relationship Manager: (Credit Contact)

209 South LaSalle St., Suite 140

Chicago, IL 60604

Attention: Bill Kocolowski, Vice President

Telephone: (312) 325-8749

Administrative Contact: (Operation Contact)

400 City Center

Oshkosh, WI 54901

Attention: Barbara Campbell, Complex Credits Work Coordinator

Telephone: (920) 237-7370

Facsimile: (920) 237-7993

Bank of America, N.A.

Relationship Manager: (Credit Contact)

135 S. LaSalle Street

Suite IL4-135-04-61

Chicago, IL 60603

Attention: Robert Hamman, Senior Vice President

Telephone: (312)904-7621

Facsimile: (312) 453-3547

Administrative Contact: (Operation Contact)

101 N Tryon St., 4th Floor

Charlotte, NC 28255

Attention: Mr. Saquib Equbal

Telephone: (415) 436-3683, Ext. 81685

Facsimile: (312) 453-3609

SCHEDULE 9.6

CONTINGENT LIABILITIES

nONE.

SCHEDULE 9.8

SUBSIDIARIES

	Authorized Capital Securities	Issued and Outstanding Capital Securities	Owner of Issued Capital Securities
Global Physics Solutions, Inc.	1,000 shares common stock	1,000 shares common stock	Landauer, Inc. (100%)
Diagnostic Physics Consulting, Inc.	1,000 shares common stock	500 shares common stock	Global Physics Solutions, Inc. (100%)
ProPhysics Innovations, Inc.	1,000 shares common stock	490 shares common stock	Global Physics Solutions, Inc. (100%)
Comprehensive Physics Services, Inc.	1,000 shares common stock	51 shares common stock	Global Physics Solutions, Inc. (100%)
Physics and Computer Planning, Inc.	1,000,000 shares common stock	784 shares common stock	Global Physics Solutions, Inc. (100%)
Healthy Home Air Inc.	1,000 shares common stock	N/A	Landauer, Inc. (100%)
Landauer International, LLC	100% Membership Interest	N/A	Landauer, Inc. (100%)
Landauer Europe, Ltd.	5,000 shares	5,000 shares	Landauer, Inc. (100%)
Landauer Europe SAS	40,000 Euros	N/A	Landauer Europe, Ltd. (100%)
Landauer Nordic Holdings AB	400,000 shares	100,000 shares	Landauer, Inc. (100%)
Landauer Persondosimetri AB	400,000 shares	100,000 shares	Landauer Nordic Holdings AB (100%)
Landauer Gammadata Matteknik AB	1,000 shares	1,000 shares	Landauer Nordic Holdings AB (100%)

Rights, Options, Warrants, Conversion Rights or Other Similar Agreements

Pursuant to the Landauer, Inc. Incentive Compensation Plan adopted by the Board of Directors of Landauer, Inc. on February 7, 2008, Landauer, Inc. has reserved 500,000 shares of common stock for long-term incentive compensation. As of November 9, 2011, approximately 90,000 options were outstanding with a weighted average exercise price of $45.23. The average intrinsic value of these options is $389,000, and the weighted average remaining contractual term for these options is 3.2 years.

SCHEDULE 9.18

REAL PROPERTY

Address	Leased or Owned	Address of Landlord (if applicable)
Global Physics Solutions, Inc. 127 South Long Street First Floor Buffalo, NY 14221	Leased	Henry Sicignano Jr. 183 Brandywine Dr. Williamsville, NY 14221
Landauer, Inc. 1300 Hilltop Road Chicago Heights, IL 60411	Leased*	FHL Chicago Heights LP C/O Bluestone Asset Management 7855 Gross Point Road, Suite F Skokie, IL 60077
Global Physics Solutions, Inc. 640 E. Dayton-Yellow Springs Rd. Fairborn, OH 45324	Leased	Thomas G. Kramer 1445 Bills Dr. Beavercreek, OH 45434
Landauer, Inc. 723 1/2 Eastgate Stillwater, OK 74074	Leased*	William A. Lambert 800 Harned Ave. Stillwater, OK 74075
Landauer, Inc. 1 Science Road Glenwood, IL	Owned	Landauer, Inc.
Landauer, Inc. 2 Science Road Glenwood, IL	Owned	Landauer, Inc.
Landauer, Inc. 3 Science Road Glenwood, IL	Owned	Landauer, Inc.

* Indicates a leased property at which assets valued at over $1,000,000 in the aggregate are located.

SCHEDULE 11.1

EXISTING DEBT

None.

SCHEDULE 11.2

EXISTING LIENS

Loan Party	Secured Party	Filing Number	State	Filing Date	Collateral
Landauer, Inc.	GreatAmerica Leasing Corporation	2009 3491310	Delaware	10/30/09	Specific leased equipment
	Wells Fargo Equipment Finance, Inc.	2010 1857873	Delaware	05/26/10	Specific leased equipment
Global Physics Solutions, Inc.	Wells Fargo Equipment Finance, Inc.	2010 1857873	Delaware	05/26/10	Specific leased equipment
	Canadaigua National Bank & Trust Co.	2010 187003	Delaware	05/27/10	Specific leased equipment

SCHEDULE 11.10

INVESTMENTS

None.

EXHIBIT A

FORM OF NOTE

November __, 2011

$__________________ Chicago, Illinois

The undersigned, for value received, jointly and severally promise to pay to the order of ______________ (the “Lender”) at the principal office of BMO Harris Bank N.A. (the “Administrative Agent”) in _______, ________ the aggregate unpaid amount of all Loans made to the undersigned by the Lender pursuant to the Credit Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of the Lender), such principal amount to be payable on the dates set forth in the Credit Agreement.

The undersigned further promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, dated as of November __, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms not otherwise defined herein are used herein as defined in the Credit Agreement), among the undersigned, certain financial institutions (including the Lender) and the Administrative Agent, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.

This Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

LANDAUER, INC.

By:
Name:
Title:

GLOBAL PHYSICS SOLUTIONS, INC.

By:
Name:
Title:

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

To: BMO Harris Bank N.A., as Administrative Agent

Please refer to the Credit Agreement dated as of November __, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Landauer, Inc., a Delaware corporation (“Landauer”) and Global Physics Solutions, Inc., a Delaware corporation (“GPS”, Landauer and GPS being hereinafter collectively referred to as the “Borrowers” and individually as a “Borrower”), various financial institutions and BMO Harris Bank N.A., as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

I.	Reports. Enclosed herewith is a copy of the [annual audited/quarterly/monthly] report of the Borrowers as at _____________, ____ (the “Computation Date”), which report fairly presents in all material respects the financial condition and results of operations [(subject to the absence of footnotes and to normal year-end adjustments)] of the Borrowers as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

II.	Financial Tests. The Borrowers hereby certify and warrant to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit Agreement:

A.	Section 11.13.1 – Minimum Net Worth
	1.	Total Assets	$

	2.	Total Liabilities	$

	3.	Lines 1 minus Line 2 (Net Worth)	$

	4.	Minimum required	$

B.	Section 11.13.2 – Minimum Foxed Charge Coverage Ratio
	1.	Consolidated Net Income	$

	2.	Plus Interest Expense	$

		Income Tax Expense	$

		Depreciation	$

		Amortization	$

		Non-recurring	$

	3.	Sum of (1) plus (2) EBITDA	$

	4.	Unfinanced Capital Expenditures	$

	5.	Remainder of (3) minus (4)	$

	6.	Interest Expense	$

	7.	Scheduled payments of	$
Principal of Debt (excluding Revolving Loans)

	8.	Sum of (6) and (7)	$

	9.	Ratio of (5) to (8)	_____ to 1

	10.	Minimum Required	_____ to 1

C.	Section 11.13.3 – Maximum Leverage Ratio
	1.	Total Funded Debt	$

	2.	EBITDA (from Item B(3) above)	$

	3.	Ratio of (1) to (2)	_____ to 1

	4.	Maximum allowed	_____ to 1

The Borrowers further certify to you that no Event of Default or Unmatured Event of Default has occurred and is continuing.

The Borrowers have caused this Certificate to be executed and delivered by its duly authorized officer on _________, ____.

LANDAUER, INC.

By:
Name:
Title:

GLOBAL PHYSICS SOLUTIONS, INC.

By:
Name:
Title:

EXHIBIT C

FORM OF ASSIGNMENT AGREEMENT

Date:_________________

To: Borrowers party to the Credit Agreement referred to below

and

BMO Harris Bank N.A., as Administrative Agent

Re: Assignment under the Credit Agreement referred to below

Gentlemen and Ladies:

Please refer to Section 15.6.1 of the Credit Agreement dated as of November __, 2011 (as amended or otherwise modified from time to time, the “Credit Agreement among Landauer, Inc., a Delaware corporation (“Landauer”) and Global Physics Solutions, Inc., a Delaware corporation (“GPS”, Landauer and GPS being hereinafter collectively referred to as the “Borrowers” and individually as a “Borrower”), various financial institutions and BMO Harris Bank N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

                                                                                 (the “Assignor”) hereby sells and assigns, without recourse, to (the “Assignee”), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Credit Agreement as of the date hereof equal to % of all of the Loans, of the participation interests in the Letters of Credit and of the Commitments, such sale, purchase, assignment and assumption to be effective as of, ___, or such later date on which the Borrowers and the Administrative Agent shall have consented hereto (the “Effective Date”). After giving effect to such sale, purchase, assignment and assumption, the Assignee’s and the Assignor’s respective Percentages for purposes of the Credit Agreement will be as set forth opposite their names on the signature pages hereof.

The Assignor hereby instructs the Administrative Agent to make all payments from and after the Effective Date in respect of the interest assigned hereby directly to the Assignee. The Assignor and the Assignee agree that all interest and fees accrued up to, but not including, the Effective Date are the property of the Assignor, and not the Assignee. The Assignee agrees that, upon receipt of any such interest or fees, the Assignee will promptly remit the same to the Assignor.

The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim.

The Assignee represents and warrants to the Borrowers and the Administrative Agent that, as of the date hereof, the Borrowers will not be obligated to pay any greater amount under Section 7.6 or 8 of the Credit Agreement than the Borrowers are obligated to pay to the Assignor under such Section. [The Assignee has delivered, or is delivering concurrently herewith, to the Borrowers and the Administrative Agent the forms required by Section 7.6 of the Credit Agreement.] [INSERT IF ASSIGNEE IS ORGANIZED UNDER THE LAWS OF A JURISDICTION OTHER THAN THE UNITED STATES OF AMERICA OR A STATE THEREOF.] The [Assignee/Assignor] [Borrowers] shall pay the fee payable to the Administrative Agent pursuant to Section 15.6.1.

The Assignee hereby confirms that it has received a copy of the Credit Agreement. Except as otherwise provided in the Credit Agreement, effective as of the Effective Date:

(a) the Assignee (i) shall be deemed automatically to have become a party to the Credit Agreement and to have all the rights and obligations of a “Lender” under the Credit Agreement as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto; and

(b) the Assignor shall be released from its obligations under the Credit Agreement to the extent specified in the second paragraph hereof.

The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Commitment:

(A) Institution Name:

Address:

Attention:

Telephone:

Facsimile:

(B) Payment Instructions:

This Assignment shall be governed by and construed in accordance with the laws of the State of Illinois

Please evidence your receipt hereof and your consent to the sale, assignment, purchase and assumption set forth herein by signing and returning counterparts hereof to the Assignor and the Assignee.

Percentage = ____%	[ ASSIGNEE ]

By:
Title:

Adjusted Percentage = ____%	[ ASSIGNOR ]

By:
Title:

ACKNOWLEDGED AND CONSENTED TO this ____ day of ________, ____
BMO Harris Bank N.A., as Administrative Agent

By:
Title

ACKNOWLEDGED AND CONSENTED TO this ____ day of ________, ____
LANDAUER, INC.

By:
Name:
Title

GLOBAL PHYSICS SOLUTIONS, INC.

By:
Name:
Title:

EXHIBIT D

FORM OF NOTICE OF BORROWING

To: BMO Harris Bank N.A., as Administrative Agent

Please refer to the Credit Agreement dated as of November __, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Landauer, Inc., a Delaware corporation (“Landauer”) and Global Physics Solutions, Inc., a Delaware corporation (“GPS”, Landauer and GPS being hereinafter collectively referred to as the “Borrowers” and individually as a “Borrower”), various financial institutions and BMO Harris Bank N.A., as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

The undersigned hereby gives irrevocable notice, pursuant to Section 2.2.2 of the Credit Agreement, of a request hereby for a borrowing as follows:

(i) The requested borrowing date for the proposed borrowing (which is a Business Day) is ______________, ____.

(ii) The aggregate amount of the proposed borrowing is $______________.

(iii) The type of Revolving Loans comprising the proposed borrowing are [Base Rate] [LIBOR] Loans.

(iv) The duration of the Interest Period for each LIBOR Loan made as part of the proposed borrowing, if applicable, is ___________ months (which shall be 1, 2, 3 or 6 months).

The undersigned hereby certifies that on the date hereof and on the date of borrowing set forth above, and immediately after giving effect to the borrowing requested hereby: (i) there exists and there shall exist no Unmatured Event of Default or Event of Default under the Credit Agreement; and (ii) each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof, except to the extent that such representation or warranty expressly relates to another date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement.

The Borrowers have caused this Notice of Borrowing to be executed and delivered by its officer thereunto duly authorized on ___________, ______.

LANDAUER, INC.

By:
Name:
Title:

GLOBAL PHYSICS SOLUTIONS, INC.

By:
Name:
Title:

EXHIBIT E

FORM OF NOTICE OF CONVERSION/CONTINUATION

To: BMO Harris Bank N.A., as Administrative Agent

Please refer to the Credit Agreement dated as of November __, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Landauer, Inc., a Delaware corporation (“Landauer”) and Global Physics Solutions, Inc., a Delaware corporation (“GPS”, Landauer and GPS being hereinafter collectively referred to as the “Borrowers” and individually as a “Borrower”), various financial institutions and BMO Harris Bank N.A., as Administrative Agent. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

The undersigned hereby gives irrevocable notice, pursuant to Section 2.2.3 of the Credit Agreement, of its request to:

(a) on [ date ] convert $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the [________] Rate, into a(n) [________] Loan [and, in the case of a LIBOR Loan, having an Interest Period of [_____] month(s)];

[(b) on [ date ] continue $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the LIBO Rate, as a LIBOR Loan having an Interest Period of [_____] month(s)].

The undersigned hereby represents and warrants that all of the conditions contained in Section 12.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the conversion/continuation requested hereby, before and after giving effect thereto.

The Borrowers have caused this Notice of Conversion/Continuation to be executed and delivered by its officer thereunto duly authorized on ___________, ______.

LANDAUER, INC.

By:
Name:
Title:

GLOBAL PHYSICS SOLUTIONS, INC.

By:
Name:
Title: